UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒                      Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

News Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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1211 Avenue of the Americas

New York, New York, 10036

(212) 852-7000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on October 21, 2011

Dear Stockholder:

The Annual Meeting of Stockholders (the “Annual Meeting”) of News Corporation (the “Company”) will be held on October 21, 2011 at 10:00 a.m. (Pacific Time) at the Zanuck Theatre at Fox Studios, 10201 West Pico Boulevard, Los Angeles, California 90035.

A shuttle service will be available to take you to the Annual Meeting from Century Park West Parking Structure, 2030 Century Park West, Los Angeles, California 90067, where complimentary parking for the Annual Meeting will be provided. Parking will not be available at Fox Studios. Please see the map and instructions in Appendix A for parking information and other logistical details. We suggest arriving at least 45 minutes early to allow sufficient time to park, take the shuttle provided by the Company to the meeting site and complete the admission process. You will not be able to enter the Annual Meeting except by the shuttle service provided by the Company.

At the Annual Meeting, stockholders will be asked to:

•	elect the 15 Directors identified in this proxy statement to the Board of Directors;
•	ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012;
•	consider an advisory vote to approve executive compensation;
•	consider an advisory vote on the frequency of holding future advisory votes on executive compensation; and
•	consider any other business properly brought before the Annual Meeting and any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice. While all of the Company’s stockholders and all holders of CHESS Depositary Interests exchangeable for shares of the Company’s common stock are invited to attend the Annual Meeting, only stockholders of record of the Company’s Class B Common Stock at the close of business on August 22, 2011 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. Holders of the Company’s Class A Common Stock are not entitled to vote on the matters to be presented at the Annual Meeting or any adjournment thereof.

It is important that your shares of the Company’s Class B Common Stock be represented and voted at the Annual Meeting. If you are a holder of shares of Class B Common Stock, you may vote those shares by telephone or the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials or in the 2011 proxy statement, or if you requested a paper proxy card, you may submit your vote by mail if you prefer. If you attend the Annual Meeting, you may vote your shares in person. Please review the instructions on the proxy card or the information forwarded by your broker, bank or other nominee regarding the voting instructions. You may vote your shares of Class B Common Stock in person even if you previously submitted a proxy. Please note, however, that if your shares of Class B Common Stock are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares of Class B Common Stock by telephone or the Internet or, if you requested a paper proxy card, by completing and returning the proxy card as promptly as possible, prior to the Annual Meeting to ensure that your shares will be represented at the Annual Meeting if you are unable to attend.

If you are planning to attend the Annual Meeting in person, you will be asked to register before entering the Annual Meeting. You must request an admission ticket in advance and your request must be received by October 17, 2011. All attendees will be required to present the admission ticket and a government-issued photo identification (e.g., driver’s license or passport) to enter the Annual Meeting. You may request an admission ticket by:

•	if you are a stockholder of record, visiting www.newscorpannualmeeting.com/2011 and following the instructions provided;
•

sending an e-mail to the Corporate Secretary at 2011AnnualMeeting@newscorp.com providing the name under which you hold shares of record or a properly executed proxy card, or evidence of your beneficial ownership as described below;

•	calling the Corporate Secretary at (212) 852-7000;
•

sending a fax to the Corporate Secretary at (212) 852-7217 providing the name under which you hold shares of record or a properly executed proxy card, or evidence of your beneficial ownership as described below; or

•

sending a request by mail to the Corporate Secretary at News Corporation, 1211 Avenue of the Americas, New York, New York 10036 providing the name under which you hold shares of record or a properly executed proxy card, or evidence of your beneficial ownership as described below.

If you are a stockholder of record, your ownership of the Company’s common stock will be verified against the list of stockholders of record as of August 22, 2011 prior to your being issued an admission ticket. If you are not a stockholder of record and hold your shares of common stock in “street name,” i.e., your shares of common stock are held in a brokerage account or by a bank or other nominee, you will need to send a request for an admission ticket either by e-mail, fax or regular mail along with proof of beneficial ownership as of August 22, 2011, such as an account statement or letter from your broker, bank or nominee indicating that you were the beneficial owner of the shares on August 22, 2011, and a copy of the voting instruction card provided by your broker, bank or nominee, or similar evidence of ownership. Requests for admission tickets will be processed in the order in which they are received and must be received by October 17, 2011.

Seating at the Annual Meeting will begin at 9:00 a.m. (Pacific Time). Prior to entering the Annual Meeting, all bags will be subject to search and all persons may be subject to a metal detector and/or hand wand search. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. The security procedures may require additional time, so please plan accordingly. We suggest arriving at least 45 minutes early to the Annual Meeting. If you do not provide an admission ticket and government-issued photo identification or do not comply with the other registration and security procedures described above, you will not be admitted to the Annual Meeting.

The Annual Meeting will be audiocast live on the Internet at www.newscorp.com.

In accordance with the rules of the Securities and Exchange Commission, instead of mailing a printed copy of the Company’s proxy statement, annual report and other materials (the “proxy materials”) relating to the Annual Meeting to stockholders, the Company may furnish proxy materials to stockholders on the Internet by mailing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to inform stockholders when the materials are available on the Internet. If you receive the Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the

Notice of Internet Availability will instruct you on how you may access and review all of the Company’s proxy materials and the Company’s annual report, as well as how to submit your proxy, over the Internet. If you receive a Notice of Internet Availability and would still like to receive a printed copy of the Company’s proxy materials, including a proxy card or voting instruction card, you should follow the instructions for requesting these materials included in the Notice of Internet Availability.

If you would like to register to receive materials relating to next year’s annual meeting of stockholders electronically instead of by mail, please go to www.newscorp.com/investor/ElectronicDelivery.html and follow the instructions to enroll. We highly recommend that you consider electronic delivery of these documents as it helps lower the Company’s costs and reduce the amount of paper mailed to your home.

Laura A. Cleveland

Corporate Secretary

New York, New York

September 2, 2011

YOUR VOTE IS IMPORTANT

REGARDLESS OF HOW MANY SHARES OF THE COMPANY’S CLASS B COMMON STOCK YOU OWN AS OF THE RECORD DATE, PLEASE VOTE YOUR SHARES BY TELEPHONE OR INTERNET, OR IF YOU HAVE REQUESTED A PAPER PROXY CARD, BY COMPLETING, SIGNING AND DATING THE PROXY CARD AND RETURNING IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, THE COMPANY ASKS YOUR COOPERATION IN PROMPTLY SUBMITTING YOUR VOTE BY TELEPHONE, INTERNET OR PROXY CARD.

1211 Avenue of the Americas

New York, New York, 10036

PROXY STATEMENT

Annual Meeting of Stockholders—October 21, 2011

GENERAL

Persons Making the Solicitation

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of News Corporation (the “Company”) of proxies for use at an Annual Meeting of Stockholders (the “Annual Meeting”) to be held on October 21, 2011 at 10:00 a.m. (Pacific Time) at the Zanuck Theatre at Fox Studios, 10201 West Pico Boulevard, Los Angeles, California 90035 and at any adjournment thereof.

A shuttle service will be available to take you to the Annual Meeting from Century Park West Parking Structure, 2030 Century Park West, Los Angeles, California 90067, where complimentary parking for the Annual Meeting will be provided. Parking will not be available at Fox Studios. Please see the map and instructions in Appendix A for parking information and other logistical details. We suggest arriving at least 45 minutes early to allow sufficient time to park, take the shuttle provided by the Company to the meeting site and complete the admission process. You will not be able to enter the Annual Meeting except by the shuttle service provided by the Company.

This proxy statement is first being mailed to stockholders on or about September 2, 2011. You are requested to submit your proxy in order to ensure that your shares are represented at the Annual Meeting.

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mail, but Directors, officers and regular employees of the Company may solicit proxies personally, by telephone or special letter without any additional compensation. Also, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

Outstanding Shares

The Company has two classes of common stock, Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), and Class B Common Stock, par value $0.01 per share (“Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”). Holders of Class B Common Stock are entitled to one vote per share on all matters to be presented at the Annual Meeting. Holders of Class A Common Stock are not entitled to vote on the matters to be presented at the Annual Meeting. All references to “you,” “your,” “yours” or other words of similar import in this proxy statement refer to holders of Class B Common Stock.

The Company’s shares are also traded on the Australian Stock Exchange in the form of CHESS Depositary Interests (“CDIs”). CDIs are exchangeable, at the option of the holder, into shares of either Class A Common Stock or Class B Common Stock, whichever is applicable, at the rate of one CDI per one such share of Common Stock.

Record Date

Only holders of record of shares of Class B Common Stock at the close of business on August 22, 2011 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Holders of Class A Common Stock are not entitled to vote on the matters to be presented at the Annual Meeting. As of the Record Date, there were 798,520,953 shares of Class B Common Stock outstanding held by approximately 1,259 holders of record. Each share of Class B Common Stock is entitled to one vote per share on all matters to be presented at the Annual Meeting. A list of the stockholders of record as of the Record Date will be available at the Annual Meeting and at the Company’s principal executive offices during the ten (10) days prior to the Annual Meeting.

If your shares of Class B Common Stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are a stockholder of record, and these proxy materials are being sent directly to you from the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

If your shares of Class B Common Stock are held in “street name,” meaning your shares of Class B Common Stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of these shares and these proxy materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record with respect to such shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and you will receive instructions from your broker, bank or other nominee describing how to vote your shares of Class B Common Stock. However, since you are not the stockholder of record, you may not vote these shares of Class B Common Stock in person at the Annual Meeting unless you obtain a signed proxy from the stockholder of record (i.e., your broker, bank or nominee) giving you the right to vote such shares.

Holders of CDIs exchangeable for Class B Common Stock (“Class B CDIs”) have a right to direct CHESS Depositary Nominees Pty Ltd. (“CDN”), the legal holder of the CDIs, on how it should vote with respect to the proposals described in this proxy statement.

Internet Availability of Proxy Materials

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of the Company’s proxy statement, annual report and other materials (the “proxy materials”) relating to the Annual Meeting to stockholders, the Company may furnish proxy materials to stockholders on the Internet by providing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to inform stockholders when the materials are available on the Internet. If you receive the Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice of Internet Availability will instruct you on how you may access and review all of the Company’s proxy materials, as well as how to submit your proxy, over the Internet. If you receive a Notice of Internet Availability and would still like to receive a printed copy of the Company’s proxy materials, including a proxy card or voting instruction card, you should follow the instructions for requesting these materials included in the Notice of Internet Availability.

The Company intends to commence distribution of the Notice of Internet Availability to stockholders on or about September 2, 2011.

The Company will first make available the proxy solicitation materials at www.proxyvote.com on or about September 2, 2011 to all stockholders entitled to vote at the Annual Meeting. You may also request a printed copy of the proxy solicitation materials by any of the following methods: via Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an e-mail to sendmaterial@proxyvote.com. Our 2011 annual report to stockholders will be made available at the same time and by the same methods.

If you are a CDI holder, you may also request a printed copy of the proxy solicitation materials and our 2011 annual report to stockholders by any of the following methods: via Internet at www.investorvote.com.au; or by telephone at 1300-652-536 (within Australia) or 613-9415-4883 (outside of Australia).

Only one copy of this proxy statement is being delivered to multiple stockholders sharing an address unless the stockholders have notified the Company of their desire to receive multiple copies of the proxy statement. The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any stockholder residing at a shared address to which only one copy was mailed. Requests for additional copies of the proxy statement for the current year or future years should be directed to the Corporate Secretary at News Corporation, 1211 Avenue of the Americas, New York, New York 10036. Alternatively, additional copies of this proxy statement may be requested via Internet at www.proxyvote.com, by telephone at 1-800-579-1639, or by sending an email to sendmaterial@proxyvote.com. Stockholders of record residing at the same address and currently receiving multiple copies of the proxy statement may contact the Corporate Secretary to request that only a single copy of the proxy statement be mailed in the future.

Voting and Submission of Proxies

The persons named on the proxy card and on the Company’s voting website at www.proxyvote.com (the “proxy holders”) have been designated by the Board to vote the shares represented by proxy at the Annual Meeting. The proxy holders are officers of the Company. They will vote the shares represented by each valid and timely received proxy in accordance with the stockholder’s instructions, or if no instructions are specified, the shares represented by the proxy will be voted “FOR” Proposals 1, 2 and 3 and, with respect to Proposal 4, for holding an advisory vote on executive compensation every “ONE” year in accordance with the recommendations of the Board as described in this proxy statement. If any other matter properly comes before the Annual Meeting, the proxy holders will vote on that matter in their discretion.

If you are a holder of Class B Common Stock, telephone and Internet voting is available 24 hours a day through 11:59 p.m. (Eastern Time) on the day before the meeting date or the applicable cut-off date. If you are located in the United States or Canada and are a stockholder of record, you can vote your shares by calling toll-free 1-800-690-6903. Whether you are a stockholder of record or a beneficial owner, you can also vote your shares by Internet at www.proxyvote.com. Both the telephone and Internet voting systems have easy to follow instructions on how you may vote your shares and allow you to confirm that the system has properly recorded your vote. If you are voting your shares by telephone or Internet, you should have in hand when you call or access the website, as applicable, the Notice of Internet Availability or the proxy card or voting instruction card (for those holders who have received, by request, a hard copy of the proxy card or voting instruction card). If you vote by telephone or Internet, you do not need to return your proxy card to the Company. A telephone or Internet proxy must be received no later than 11:59 p.m. (Eastern Time) on the day before the meeting date or the applicable cut-off date.

If you have received, by request, a hard copy of the proxy card or voting instruction card, and wish to submit your proxy by mail, you must complete, sign and date the proxy card or voting instruction card and return it in the envelope provided so that it is received prior to the Annual Meeting.

If you hold Class B CDIs, Internet voting is available 24 hours a day through 5:00 p.m. (Australian Eastern Time) on October 19, 2011. You may vote your CDIs by Internet at www.investorvote.com.au. The Internet system has easy to follow instructions on how you may vote your CDIs and allows you to confirm that the system has properly recorded your vote. If you vote your CDIs by Internet, you should have in hand when you access the website the Notice of Internet Availability or the voting instruction card (for those CDI holders who have received, by request, a hard copy of the voting instruction card). If you vote your CDIs by Internet, you do not need to return your voting instruction form to the Company. If you have received, by request, a hard copy of the voting instruction card, and wish to submit your vote by mail, you should complete and return the voting instruction card to CDN by 5:00 p.m. (Australian Eastern Time) on October 19, 2011.

While the Company encourages holders of Class B Common Stock to vote by proxy, you also have the option of voting your shares of Class B Common Stock in person at the Annual Meeting. If your shares of Class B Common Stock are registered directly in your name with the Company’s transfer agent, you are considered the stockholder of record with respect to such shares of Class B Common Stock and you have the right to attend the Annual Meeting and vote in person, subject to compliance with the procedures described below. If your shares of Class B Common Stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of such shares. As such, in order to attend the Annual Meeting or vote in person, you must obtain and provide when you request an admission ticket a properly executed proxy from the stockholder of record (i.e., your broker, bank or other nominee) giving you the right to vote the shares of Class B Common Stock.

Revocation of Proxies

A proxy may be changed or revoked by a stockholder at any time prior to the voting at the Annual Meeting:

•	if you are a holder of record of Class B Common Stock, by notifying in writing our Corporate Secretary, Laura A. Cleveland, at News Corporation, 1211 Avenue of the Americas, New York, New York 10036;
•	by attending the Annual Meeting and voting in person (your attendance at the Annual Meeting will not by itself revoke your proxy);
•	by submitting a later-dated proxy card;
•	if you voted by telephone or Internet, by voting a second time by telephone or Internet; or
•	if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions.

Class B CDI holders may change prior voting instructions by submitting a later-dated CDI voting instruction form before 5:00 p.m. (Australian Eastern Time) on October 19, 2011. Revocation of prior voting instructions must be submitted in writing and received before 5:00 p.m. (Australian Eastern Time) on October 19, 2011.

Attending the Annual Meeting in Person

While all of the Company’s stockholders and all holders of CDIs exchangeable for shares of Common Stock are invited to attend the Annual Meeting, only holders of Class B Common Stock are entitled to vote at the Annual Meeting. As discussed above, if your shares of Class B Common Stock are registered directly in your name with the Company’s transfer agent, you are considered the stockholder of record with respect to such shares of Class B Common Stock and you have the right to attend the Annual Meeting and vote in person, subject to compliance with the procedures described below. If your shares of Class B Common Stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of such shares. As such, in order to attend the Annual Meeting or vote in person, you must obtain and present at the time of admission a properly executed proxy from the stockholder of record giving you the right to vote the shares of Class B Common Stock.

If you are planning to attend the Annual Meeting in person, you will be asked to register prior to entering the Annual Meeting. You must request an admission ticket in advance and your request must be received by October 17, 2011. All attendees will be required to present the admission ticket and a government-issued photo identification (e.g., driver’s license or passport) to enter the Annual Meeting. You may request an admission ticket by:

•	if you are a stockholder of record, visiting www.newscorpannualmeeting.com/2011 and following the instructions provided;
•

sending an e-mail to the Corporate Secretary at 2011AnnualMeeting@newscorp.com providing the name under which you hold shares of record or a properly executed proxy card, or evidence of your beneficial ownership as described below;

•	calling the Corporate Secretary at (212) 852-7000;
•

sending a fax to the Corporate Secretary at (212) 852-7217 providing the name under which you hold shares of record or a properly executed proxy card, or evidence of your beneficial ownership as described below; or

•

sending a request by mail to the Corporate Secretary at News Corporation, 1211 Avenue of the Americas, New York, New York 10036 providing the name under which you hold shares of record or a properly executed proxy card, or evidence of your beneficial ownership as described below.

If you are a stockholder of record, your ownership of Common Stock will be verified against the list of stockholders of record as of the Record Date prior to being issued an admission ticket. If you are not a stockholder of record and hold your shares of Common Stock in “street name,” i.e., your shares of Common Stock are held in a brokerage account or by a bank or other nominee, you will need to send a request for an admission ticket either by e-mail, fax or regular mail along with proof of beneficial ownership as of the Record Date, such as an account statement or letter from your broker, bank or nominee indicating that you were the beneficial owner of the shares on the Record Date, and a copy of the voting instruction card provided by your broker, bank or nominee, or similar evidence of ownership. Requests for admission tickets will be processed in the order in which they are received and must be received by October 17, 2011.

Seating at the Annual Meeting will begin at 9:00 a.m. (Pacific Time). Prior to entering the Annual Meeting, all bags will be subject to search and all persons may be subject to a metal detector and/or hand wand search. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. The security procedures may require additional time, so please plan accordingly. We suggest arriving at least 45 minutes early to the Annual Meeting. If you do not provide an admission ticket and government-issued photo identification or do not comply with the other registration and security procedures described above, you will not be admitted to the Annual Meeting.

If you require any special accommodations at the Annual Meeting due to a disability, please contact the Corporate Secretary at (212) 852-7000 or send an email to 2011AnnualMeeting@newscorp.com and identify your specific need no later than October 17, 2011.

The Annual Meeting will be audiocast live on the Internet at www.newscorp.com.

Required Vote

Quorum.  In order for the Company to conduct the Annual Meeting, a majority of the holders of Class B Common Stock outstanding as of the Record Date must be present in person or represented by proxy at the Annual Meeting. Abstentions and “broker non-votes” will be counted for purposes of establishing a quorum at the Annual Meeting. A “broker non-vote” occurs when you do not give your broker or nominee instructions on how to vote your shares of Class B Common Stock. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares of Class B Common Stock by submitting your proxy by telephone or the Internet or, if you requested a hard copy of the proxy card or voting instruction card, by completing and returning the proxy card or voting instruction card as promptly as possible in the accompanying postage-paid envelope prior to the Annual Meeting to ensure that your shares of Class B Common Stock will be represented at the Annual Meeting if you are unable to attend and so that the Company will know as soon as possible that enough votes will be present for the Annual Meeting to be held.

Election of Directors.  In an uncontested election, each Director shall be elected by a majority of the votes cast. This means that the number of votes cast “for” a Director’s election exceeds the number of votes cast “against” that Director’s election. A properly executed proxy marked “ABSTAIN” with respect to the election of one or more Directors or shares held by a broker for which voting instructions have not been given will not be counted as a vote cast either “for” or “against” with respect to the Director or Directors indicated. If you do not instruct your broker, bank or other nominee how to vote in the election of Directors, no votes will be cast on your behalf. In a contested election where the number of nominees for Director exceeds the number of Directors to be elected, each Director shall be elected by a plurality of the votes cast.

Ratification of Independent Registered Public Accounting Firm.  Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012 requires the affirmative vote of a majority of the votes cast at the Annual Meeting to be voted “FOR” the proposal. Abstentions and broker non-votes will have no effect on the outcome of the votes cast on this proposal.

Advisory Vote on Executive Compensation.  We will consider this proposal to be approved, on an advisory basis, if this proposal receives the affirmative vote of a majority of the votes cast at the Annual Meeting to be voted “FOR” the proposal. Abstentions and shares held by a broker for which voting instructions have not been given will not be counted as a vote cast either “for” or “against” executive compensation.

Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation.  The frequency of future advisory votes on executive compensation (e.g., once every “ONE”, “TWO” or “THREE” years) receiving the greatest number of votes cast at the Annual Meeting shall be considered the frequency recommended by stockholders. Abstentions and shares held by a broker for which voting instructions have not been given will not be counted as a vote cast for any frequency.

Other Items.  Under the Company’s Amended and Restated By-laws (the “By-laws”) and the NASDAQ Stock Market (“NASDAQ”) listing rules, approval of each other proposal to be voted upon at the Annual Meeting requires the affirmative vote of a majority of the votes cast at the Annual Meeting to be voted “FOR” the proposal. A properly executed proxy marked “ABSTAIN” with respect to any proposal and broker non-votes will not be counted as a vote cast “FOR” or “AGAINST” that proposal.

All shares of Class B Common Stock represented by properly executed proxies, which are returned and not revoked, will be voted in accordance with your instructions. If no instructions are provided in a properly executed proxy, the number of shares of Class B Common Stock represented by such proxy will be voted:

•	“FOR” the election of each of the Director nominees;
•	“FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012;
•	“FOR”, on an advisory basis, the approval of executive compensation;
•	on an advisory basis, for the option of every “ONE” year, as the frequency of future advisory votes on executive compensation; and
•

in accordance with the holder of the proxy’s discretion as to any other matters raised at the Annual Meeting. The Company has received notice from a stockholder of an intent to propose a resolution at the Annual Meeting requesting that the Board require the Chair of the Board to be an independent member of the Board. We have actively engaged in a good faith discussion with the proponent to address its concerns. In the event such proposal is presented properly at the Annual Meeting, the named proxies will have discretionary voting authority with respect to the proposal and intend to exercise such discretion to vote “AGAINST” such proposal.

A representative of Computershare Trust Company, N.A. has been appointed to act as inspector of election for the Annual Meeting and will tabulate the votes.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The following table lists the nominees for election as Directors under Proposal 1. Kenneth E. Cowley AO and Thomas J. Perkins, currently Directors, have not been nominated for re-election to the Board. Each Director is to hold office until the next annual meeting or until his or her successor is duly elected and qualified. If, for any reason, any of the Director nominees become unavailable for election, the proxy holders may exercise discretion to vote for a substitute nominee proposed by the Board. The information with respect to principal occupation or employment, other affiliations and business experience was furnished to the Company by the respective Director nominee. The ages shown are as of July 31, 2011. Each of the Director nominees has indicated that he or she will be able to serve if elected and has agreed to do so.

Name and Age	Business Experience and Directorships	Director Since
K. Rupert Murdoch AC (80)

K. Rupert Murdoch AC has been Chief Executive Officer of the Company since 1979 and its Chairman since 1991. Mr. K.R. Murdoch served as a Director of British Sky Broadcasting plc (“BSkyB”) from 1990 to 2007, as a Director of Gemstar-TV Guide International Inc. (“Gemstar-TV Guide”) from 2001 to 2008 and as a Director of The DIRECTV Group, Inc. (“DIRECTV”) from 2003 to 2008. Mr. K.R. Murdoch is the father of Messrs. J.R. Murdoch and L.K. Murdoch.

Mr. K. R. Murdoch has been the driving force behind the evolution of the Company from the single, family-owned Australian newspaper he took over in 1953 to the global public media company it is today. Mr. K.R. Murdoch brings to the Board invaluable knowledge and expertise regarding the Company’s history and provides strong operational leadership and broad strategic vision for the Company’s future.

1979

José María Aznar (58)

José María Aznar has been a Director of the Company since 2006. Mr. Aznar has been the President of the Foundation for Social Studies and Analysis since 1989. Mr. Aznar has been a Distinguished Scholar at the Edmund A. Walsh School of Georgetown University since 2004. Mr. Aznar is the Honorific President of the Partido Popular of Spain and served as its Executive President from 1990 to 2004. Mr. Aznar was a member of The State Council of Spain from 2005 to 2006. Mr. Aznar served as the President of Spain from the 1996 to 2004.

Mr. Aznar, with his extensive background, including serving as President of Spain, brings knowledge, expertise and an international perspective to the Board, providing valuable insight into political and governmental matters throughout the world, with a unique and deep knowledge with respect to several countries in which the Company operates.

2006

Name and Age	Business Experience and Directorships	Director Since
Natalie Bancroft (31)

Natalie Bancroft has been a Director of the Company since 2007. Ms. Bancroft is a professionally trained opera singer, has studied journalism and is a graduate of L’Institut de Ribaupierre in Lausanne, Switzerland.

In connection with the Company’s acquisition of Dow Jones & Company, Inc. (“Dow Jones”), Ms. Bancroft was appointed as a Director pursuant to the terms of an agreement whereby the Company agreed to elect a member of the Bancroft family or another mutually agreed upon individual to the Board. Ms. Bancroft has a culturally diverse background, having lived across Europe. She also speaks several languages fluently. Ms. Bancroft’s youth, female perspective and international education and experience add valuable diversity and perspective to the deliberations of the Board.

See “Certain Relationships and Related-Party Transactions” for additional information.

2007

Peter L. Barnes (68)

Peter L. Barnes has been a Director of the Company since 2004 and is a member of the Audit Committee. Mr. Barnes has been a Director of Ansell Limited since 2001 and its Chairman since 2005. Mr. Barnes has been a Director of Metcash Limited since 1999, serving as its Chairman since 2010. Mr. Barnes served in various senior management positions in the United States, the United Kingdom and Asia at Philip Morris International Inc. from 1971 to 1998, including as President of Philip Morris Asia Inc.

Mr. Barnes brings to the Board the leadership, operational and financial skills gained in his several roles at Philip Morris, as well as through his service as a Director at a number of private and public companies, including his service as Chairman of several of these companies.

2004

James W. Breyer (50)

James W. Breyer has been a Partner of Accel Partners, a venture capital firm, since 1987 and is the Founder and Chief Executive Officer of Breyer Capital, a global diversified investment firm. Mr. Breyer has been a Director of Wal-Mart Stores, Inc. since 2001 and currently serves as its Presiding Director. Since 2009, Mr. Breyer has served as a Director of Dell Inc. where he is the Chairman of its Finance Committee. Mr. Breyer serves as a Director of several privately-held companies including Facebook, Brightcove and Legendary Pictures and served as a Director of Marvel Entertainment, Inc. from 2006 to 2009 and a Director of RealNetworks, Inc. from 1995 to 2008.

As a Partner at a leading venture capital firm and an investor in a diverse portfolio of companies, including numerous consumer Internet, media, and technology companies, Mr. Breyer has significant experience in strategic planning and investment management. His entrepreneurial vision, investment expertise and in-depth knowledge of new and existing technologies offer valuable insight into industries relevant to the Company’s business operations.

Name and Age	Business Experience and Directorships	Director Since
Chase Carey (57)

Chase Carey has been the President and Chief Operating Officer of the Company and Deputy Chairman of the Board since July 2009. Mr. Carey previously served the Company in numerous roles beginning in 1988, including as Co-Chief Operating Officer from 1996 to 2002, as a consultant from 2002 to 2003 and as a Director from 1996 to 2007. Mr. Carey has served as the Chairman of the Supervisory Board of Sky Deutschland AG, a German pay-television operator and affiliate of the Company, since July 2010. Mr. Carey served as a President and Chief Executive Officer of DIRECTV from 2003 to 2009 and as a Director of DIRECTV from 2003 to June 2010. Mr. Carey also served as a Director of BSkyB from 2003 to 2008, as a Director of Gateway, Inc. from 1996 to 2006 and as a Director of Yell Finance B.V. from 2004 to 2007.

As the Company’s President, Chief Operating Officer and Deputy Chairman, Mr. Carey is a key member of the Company’s management team. He has a broad and deep understanding of the Company and its operations, having served in a variety of leadership positions within the Company and with its affiliates for over 21 years. Mr. Carey brings valuable executive leadership experience to the Board, as well as unparalleled expertise in the media and satellite television industries. He also brings his experience of having served on the boards of other large public companies.

2009

David F. DeVoe (64)

David F. DeVoe has been a Director of the Company and its Chief Financial Officer since 1990. Mr. DeVoe has served as Senior Executive Vice President of the Company since 1996. Mr. DeVoe has been a Director of BSkyB since 1994 and a Director of NDS Group Limited (“NDS”) since 1996. He served as a Director of Gemstar-TV Guide from 2001 to 2008 and as a Director of DIRECTV from 2003 to 2008.

Mr. DeVoe is a key member of the Company’s management team as a member of the Office of the Chairman and as the Company’s Chief Financial Officer with responsibility for all financial matters of the Company. Mr. DeVoe provides a critical link between the management of the financial function of the Company and the Board, enabling the Board to perform its oversight function with the benefit of management’s knowledge and perspective on the business.

1990

Viet Dinh (43)

Viet Dinh has been a Director of the Company since 2004 and serves as Chairman of the Nominating and Corporate Governance Committee and as a member of the Compensation Committee. He also reports to the Board on the work of the Management and Standards Committee (“the MSC”) that was created by the Company to have oversight of, and take responsibility for, all matters related to the News of the World phone hacking case. Mr. Dinh has been a Professor of Law at Georgetown University Law Center since 1996. Mr. Dinh is a Member of Bancroft Associates PLLC, a law firm he founded in 2003. He also has been the General Counsel and Corporate Secretary for Strayer Education, Inc. since 2010. He served as an Assistant Attorney General for Legal Policy in the U.S. Department of Justice from 2001 to 2003. Mr. Dinh has served as a Director of M&F Worldwide Corp. since 2007, and served as a Director of The Orchard Enterprises, Inc. from 2007 to 2010.

As a member of the Company’s Board, Mr. Dinh offers the Company his experience, intellect and acute knowledge of and contacts within the U.S. government. He teaches on issues of corporate governance and brings to the Board and the committees on which he serves corporate governance expertise, which is also strengthened by his current and former service on the boards of other public companies.

2004

Name and Age	Business Experience and Directorships	Director Since
Sir Roderick I. Eddington (61)

Sir Roderick I. Eddington has been a Director of the Company since 1999 and the Lead Director since 2006, and serves as the Chairman of the Audit Committee and as a member of the Compensation Committee. Sir Roderick Eddington has served as Non-Executive Chairman, Australia and New Zealand of J.P. Morgan since 2006. He served as a Director and the Chief Executive of British Airways Plc from 2000 to 2005 and as the Managing Director of Cathay Pacific Airways from 1992 to 1996. Sir Roderick Eddington has been a Director of John Swire & Sons Pty Ltd since 1997, a Director of CLP Holdings Limited since 2006 and a Director of Lion Nathan National Food Pty Ltd since 2011. Sir Roderick Eddington served as a Director of Allco Finance Group Limited from 2006 to 2009 and as a Director of Rio Tinto plc from 2005 to 2011.

As the former chief executive of a large public company, Sir Roderick Eddington brings to the Board and his role as Lead Director strong leadership and extensive business, strategic and operational experience. He is particularly knowledgeable and has extensive experience in the Asian, Australian and European markets, all of which are key markets for the Company. His experience as a director at other large public companies is also a valuable resource for the Board.

1999

Joel I. Klein (64)

Joel I. Klein has been a Director and Executive Vice President, Office of the Chairman and Chief Executive Officer, Education Division of the Company since 2011. He also oversees the MSC. He was the New York City schools chancellor from 2002 through 2010. He was the U.S. Chairman and Chief Executive Officer of Bertelsmann, Inc. and Chief U.S. Liaison Officer to Bertelsmann AG from 2001 to 2002. Mr. Klein also served with the Clinton administration in a number of roles, including Deputy White House Counsel from 1993 to 1995.

As a member of the Office of the Chairman and the Chief Executive Officer of the Company’s Education Division, Mr. Klein is a key member of the management team. His experience leading the largest public school system in the United States and contacts in the education industry position him as an excellent executive for our growing education business. Mr. Klein brings to the Board strong leadership skills gained from his decades of service in the private and public sectors. His leadership abilities and prosecutorial experience make him uniquely qualified to provide oversight and guidance to the MSC.

2011

Name and Age	Business Experience and Directorships	Director Since
Andrew S.B. Knight (71)

Andrew S. B. Knight has been a Director of the Company since 1991 and serves as Chairman of the Compensation Committee and as a member of the Audit Committee. Mr. Knight has been the Non-Executive Chairman of J. Rothschild Capital Management Limited since April 2011 after serving as the Executive Chairman since 2008. Mr. Knight was the Chairman of News International, a subsidiary of the Company, from 1990 to 1995. Mr. Knight also served as the Chief Executive Officer of Daily Telegraph plc from 1986 to 1989 and Editor of The Economist from 1974 to 1986. Mr. Knight served as a Director of Templeton Emerging Markets Investments Trust from 2003 to 2008 and a Director of Rothschild Investment Trust Capital Partners plc from 1997 to 2008. Mr. Knight also served as a Director of The Reader’s Digest Association, Inc. from 2007 to 2009.

As the former head of the Company’s U.K. operations and through his extensive service as a Director of the Company, Mr. Knight brings to the Board his broad understanding of the Company’s operations and culture. In addition, his financial acumen and experience as an executive and director at various investment funds and financial institutions are assets to the Board and the committees on which he serves.

1991

James R. Murdoch (38)

James R. Murdoch has been a Director of the Company since 2007 and its Deputy Chief Operating Officer and Chairman and CEO, International since 2011, after serving as the Company’s Chairman and Chief Executive, Europe and Asia beginning in 2007. Mr. J.R. Murdoch was the Chief Executive Officer of BSkyB from 2003 to 2007. Mr. J.R. Murdoch has served as a Director of BSkyB since 2003 and as its Non-Executive Chairman since 2007. Mr. J.R. Murdoch has served as a Director of NDS since 2009. Mr. J.R. Murdoch was the Chairman and Chief Executive Officer of STAR Group Limited, a subsidiary of the Company, from 2000 to 2003. Mr. J.R. Murdoch previously served as an Executive Vice President of the Company, and served as a member of the Board from 2000 to 2003. Mr. J.R. Murdoch has served as a Director of GlaxoSmithKline plc since 2009 and as a Director of Sotheby’s since May 2010. Mr. J.R. Murdoch is the son of Mr. K.R. Murdoch and the brother of Mr. L.K. Murdoch.

Mr. J.R. Murdoch is a key member of the Company’s management team, as the Deputy Chief Operating Officer with continuing direct responsibility for the Company’s European and Asian operations. Mr. J.R. Murdoch has served in a number of leadership positions within the Company and at its affiliates over the past 15 years. His broad-based experience, extensive knowledge of international markets, unique understanding of emerging technologies and strategic perspective of the Company’s business and operations enable him to be a valuable resource for the Board.

2007

Name and Age	Business Experience and Directorships	Director Since
Lachlan K. Murdoch (39)

Lachlan K. Murdoch has been a Director of the Company since 1996. Mr. L.K. Murdoch has served as a Director of Ten Network Holdings Limited since 2010 and as its Acting Chief Executive Officer since 2011. Mr. L.K. Murdoch has served as the Executive Chairman of Illyria Pty Ltd, a private investment company, since 2005. Mr. L.K. Murdoch served as an advisor to the Company from 2005 to 2007, and served as its Deputy Chief Operating Officer from 2000 to 2005. Mr. L.K. Murdoch is the son of Mr. K.R. Murdoch and the brother of Mr. J.R. Murdoch.

Mr. L.K. Murdoch brings a wealth of knowledge regarding the Company’s operations, as well as management and strategic skills to the Board. Mr. L.K. Murdoch has extensive experience serving in several senior leadership positions within the Company, in particular as head of News Limited, the New York Post and as the Deputy Chief Operating Officer of the Company.

1996

Arthur M. Siskind (72)

Arthur M. Siskind has been a Director of the Company since 1991 and the Senior Advisor to the Chairman of the Company since 2005. Mr. Siskind served as the Company’s Group General Counsel from 1991 to 2005, as Senior Executive Vice President from 1996 to 2005 and as Executive Vice President from 1991 to 1996. Mr. Siskind has served as a Director of BSkyB since 1991 and as a Director of NDS from 1996 to 2009. Mr. Siskind was an Adjunct Professor of Law at the Cornell Law School from 2007 to 2009 and was an Adjunct Professor of Law at Georgetown University Law Center from 2005 to 2007. Mr. Siskind was elected to the Cornell University Council effective July 1, 2011. Mr. Siskind has been a Member of the Bar of the State of New York since 1962.

Mr. Siskind has a deep knowledge of the Company and its operations, having served as the Group General Counsel of the Company for 14 years and as Senior Advisor to the Chairman for more than six years. Mr. Siskind has significant experience in corporate and securities law and corporate governance matters.

1991

Name and Age	Business Experience and Directorships	Director Since
John L. Thornton (57)

John L. Thornton has been a Director of the Company since 2004 and serves as a member of the Compensation and the Nominating and Corporate Governance Committees. Mr. Thornton has been a Professor and Director of the Global Leadership Program at Tsinghua University School of Economics and Management in Beijing since 2003 and a Director and Non-Executive Chairman of HSBC North America Holdings Inc. since 2008. Mr. Thornton served as President and Co-Chief Operating Officer of The Goldman Sachs Group, Inc. (“Goldman Sachs”) from 1999 until 2003 and as a Senior Advisor to Goldman Sachs from 2003 to 2004. Mr. Thornton has been a Director of the Ford Motor Company since 1996, a Director of China Unicom (Hong Kong) Limited since 2008 and a Director of HSBC Group Holdings since 2008. Mr. Thornton also served as a Director of the Industrial and Commercial Bank of China Ltd. from 2005 to 2008, as a Director of China Netcom Group Corporation (Hong Kong) Ltd. from 2004 to 2008 and as a Director of Intel Corporation from 2003 to May 2010.

Mr. Thornton brings a strong financial and business background to the Board as a result of his position as the former President and Co-Chief Operating Officer of a leading international investment bank. In addition, Mr. Thornton’s extensive knowledge of China provides the Board with valuable insight into one of the Company’s potential growth markets. Mr. Thornton also has extensive experience serving on the boards of several other large, public companies in diverse industries.

2004

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE MATTERS

Fiscal 2011 Corporate Governance Decisions.  The Company is committed to maintaining robust governance practices that benefit the long-term rights of stockholders and, along with the Board, regularly reviews and updates its corporate governance practices. During fiscal 2011, the Company took the following actions to further enhance its corporate governance practices.

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Amendment to the By-laws to Adopt Majority Voting Standard in Uncontested Director Elections. In April 2011, the Board amended the Company’s By-laws to replace the Company’s plurality vote standard with a majority vote standard in uncontested Director elections and to adopt a Director resignation policy for when an incumbent Director standing for re-election does not receive a majority of the votes cast in an uncontested election.

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Amendments to the Statement of Corporate Governance Related to Majority Voting in Uncontested Director Elections and Succession Planning. In connection with the amendment to the Company’s By-laws described above, the Board amended the Company’s Statement of Corporate Governance to reflect the majority vote standard in uncontested Director elections and to provide a list of factors that the Board shall consider, in addition to all factors it deems relevant, when deciding whether to accept the resignation of a Director who does not receive a majority of the votes cast in an uncontested election. In June 2011, the Board further amended the Company’s Statement of Corporate Governance to clarify the Board’s current practice of reviewing succession planning at least annually.

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Amendments to Standards of Business Conduct. Effective May 2011, the Board revised the Company’s Standards of Business Conduct to make it easier to use and to more clearly outline the responsibilities of Directors, officers and employees to conduct the business of the Company with integrity.

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Adoption of Political Activities Policy. Effective April 2011, the Board adopted a Political Activities Policy that requires advance approval of all Corporate Political Contributions, as defined in the policy, and provides, among other things, that the Company will annually disclose on its website all such Corporate Political Contributions. The Political Activities Policy may be found on the Company’s website at www.newscorporation.com/corp_gov/politicalactivities.html.

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Adoption of Diversity Statement. Effective June 2011, the Company adopted a Diversity Statement which provides that the Company is working to establish measurable diversity objectives for each of our businesses in core areas which will focus on, among other things, expanding diversity across the Company. The diversity objectives, and progress toward achieving them, will be assessed annually. The Diversity Statement may be found on the Company’s website at www.newscorp.com/corp_gov/diversity.html.

Board Independence.  The Nominating and Corporate Governance Committee has adopted the definition of “Independent Director” as set forth in NASDAQ Listing Rule 5605(a)(2) to assist the Board in its determination of whether a Director shall be deemed to be independent of the Company. However, the Board may determine that a Director is not independent for any reason it deems appropriate.

The Board undertook its annual review of Director independence during the first quarter of fiscal 2012. During this review, the Board considered transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also examined transactions and relationships between the Directors or their affiliates and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the Director is independent.

As a result of this review, the Board affirmatively determined that Sir Roderick Eddington, Ms. Bancroft and Messrs. Aznar, Barnes, Breyer, Dinh, Knight, and Thornton are independent of the Company and its management under the standards adopted by the Company and set forth in the NASDAQ listing rules.

In connection with the nomination to the Board of Mr. Breyer, who also serves on the Board of Legendary Pictures, an independent film production business, the Company’s Board will adopt rules to prevent Mr. Breyer from obtaining non-public information regarding the Company’s film production and distribution businesses. For example, Mr. Breyer will recuse himself from those portions of Board meetings at which the Company’s film production and distribution businesses are discussed, and he will not receive Board materials that include non-public information that is specific to the Company’s film production and distribution businesses. Additional procedures may be adopted in the future as the business of Legendary Pictures or the Company evolves, and otherwise as appropriate.

Board Leadership Structure.  The Board is responsible for establishing and maintaining the most effective leadership structure for the Company. The Board does not have a policy on whether the Chairman of the Board shall be an independent member of the Board. The positions of Chief Executive Officer (“CEO”) and Chairman of the Board are both currently held by Mr. K.R. Murdoch. The Board has also appointed a Lead Director, Sir Roderick I. Eddington. The Lead Director’s responsibilities include:

•	presiding over all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the non-executive Directors and the independent Directors;
•	serving as liaison between the Chairman of the Board and the independent Directors;
•	reviewing agendas and information sent to the Board for Board meetings;
•	reviewing meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•	calling meetings of the non-executive Directors and/or independent Directors, if desired;
•	supervising the self-evaluations of the Directors in coordination with the Nominating and Corporate Governance Committee;
•	supervising the Board’s determination of the independence of its Directors; and
•	ensuring his or her availability for consultation and direct communications, if requested by major stockholders.

The Board believes that this combined role of Chairman and CEO, coupled with a Lead Director, is currently the most effective leadership structure for the Company and is in the best interests of its stockholders. The combined role of Chairman and CEO promotes strong and consistent leadership for the Company, with a single voice setting the tone and having primary responsibility for the management of the Company. The Board believes that the CEO is the person best suited to serve as Chairman, because he is the person most familiar with the Company’s businesses and the most capable of effectively identifying strategic priorities and opportunities and leading the Board in the discussion of the execution of the Company’s strategy. The Board believes that the combined role of Chairman and CEO also facilitates the flow of information between the Board and management.

In considering its leadership structure, the Board believes that the combined roles of Chairman and CEO are appropriately balanced by the designation of a Lead Director with substantive responsibilities, the substantial majority of independent Directors that comprise the Board and the Company’s strong corporate governance policies and procedures.

The Board reviews its leadership structure at least annually taking into account the responsibilities of the leadership positions and the Directors qualified to hold such positions. In conducting this review, the Board will consider, among other things: (i) the policies and practices in place that provide independent Board oversight; (ii) the Company’s performance and the effect a particular leadership structure may have on that performance; (iii) the structure that serves the best interests of the Company’s stockholders and (iv) any relevant legislative or regulatory developments.

CEO Succession Planning.  The Board, with the assistance of the Compensation Committee, oversees CEO succession planning. As set forth in the Statement of Corporate Governance, the Board, in coordination with the Compensation Committee, also sees that the Company has in place appropriate steps to address emergency CEO succession planning in the event of extraordinary circumstances.

As part of the CEO continuity succession planning, the CEO provides to the Compensation Committee recommendations and evaluations of members of senior management and their succession potential to the CEO position. The Compensation Committee reviews potential internal candidates with the CEO or other members of senior management as the Compensation Committee considers appropriate, which review includes development needs and developmental progress with respect to specific individuals. Directors engage with potential internal candidates at Board and committee meetings and periodically in less formal settings to allow personal assessment of candidates by the Directors. Further, the Compensation Committee periodically reviews the overall composition of the qualifications, tenure and experience of members of senior management.

The Compensation Committee reports on its succession planning efforts to the full Board, and the full Board reviews succession planning at least annually at a regularly scheduled Board meeting.

Emergency CEO succession planning enables the Company to respond to an unexpected vacancy in the CEO position while continuing the effective operation of the Company and minimizing any potential disruption or loss of continuity to the Company’s business and operations, including in the case of a major catastrophe.

Board Oversight of Risk.  Risk management is primarily the responsibility of the Company’s management; however, the Board has responsibility for overseeing management’s identification and management of those risks. The Board does not view risk in isolation; it considers risks in making significant business decisions and as part of the Company’s overall business strategy. The Board uses various means to fulfill this oversight responsibility. The Board, and its committees as appropriate, regularly discuss and receive periodic updates from the Company’s Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer, Group General Counsel and other members of senior management regarding significant risks to the Company, including in connection with the annual review of the Company’s business plan and its review of budgets, strategy and major transactions. These discussions include operational, strategic, legal and regulatory, financial and reputational risks, and the plans to address these risks.

Each of the Board’s committees assists the Board in overseeing the management of the Company’s risks within the areas delegated to that committee, which then reports to the full Board as appropriate. For example: the Audit Committee is responsible for risks relating to its review of the Company’s financial statements and financial reporting processes, the evaluation of the effectiveness of internal control over financial reporting, compliance with legal and regulatory requirements and the performance of the corporate audit function; the Compensation Committee is responsible for monitoring risks associated with the design and administration of the Company’s compensation programs; and the Nominating and Corporate Governance Committee oversees risk as it relates to the Company’s corporate governance processes. Each committee has full access to management, as well as the ability to engage advisors. The independent Board members also discuss the Company’s significant risks when they meet in executive session without management.

Statement of Corporate Governance.  The Board has adopted a Statement of Corporate Governance that sets forth the Company’s corporate governance guidelines and practices. The full text of the Statement of Corporate Governance may be found on the Company’s website at www.newscorp.com/corp_gov/socg.html and is available in print to any stockholder requesting a paper copy of the document by contacting the Corporate Secretary.

Standards of Business Conduct and Code of Ethics.  The Board has adopted the Standards of Business Conduct. The Standards of Business Conduct confirm the Company’s policy to conduct its affairs in compliance with all applicable laws and regulations and observe the highest standards of business ethics. The Standards of Business Conduct also apply to ensure compliance with stock exchange requirements and to ensure accountability at a senior management level for that compliance. The Company intends that the spirit, as well as the letter, of the Standards of Business Conduct be followed by all Directors, officers and employees of the Company, its subsidiaries and divisions. This is communicated to each new Director, officer and employee and was communicated to those in such positions at the time the Standards of Business Conduct were adopted.

To promote further ethical and responsible decision-making, the Board has established a Code of Ethics for the CEO and senior financial officers that is incorporated by reference into the Standards of Business Conduct.

The full text of the Standards of Business Conduct and the Code of Ethics may be found on the Company’s website at www.newscorp.com/corp_gov/sobc.html and www.newscorp.com/corp_gov/codeofethics.html, respectively, and each is available in print, without charge, to any stockholder requesting a paper copy of the documents by contacting the Corporate Secretary.

Director Nomination Process.  The Nominating and Corporate Governance Committee develops criteria for filling vacant Board positions, taking into consideration such factors as it deems appropriate, including the candidate’s education and background; his or her general business experience and familiarity with the Company’s businesses; and whether he or she possesses unique expertise or perspective that will be of value to the Company. Candidates should not have any interests that would materially impair their ability to exercise independent judgment or otherwise discharge the fiduciary duties owed as a Director to the Company and its stockholders. All candidates must be individuals of personal integrity and ethical character, and who value and appreciate these qualities in others. It is expected that each Director will devote the necessary time to the fulfillment of his or her duties as a Director. In this regard, the Nominating and Corporate Governance Committee will consider the number and nature of each Director’s other commitments, including other directorships. Although the Board does not have a formal policy with respect to diversity in identifying Director nominees, the Nominating and Corporate Governance Committee seeks to promote through the nomination process an appropriate diversity on the Board of professional background, experience, expertise, perspective, age, gender, ethnicity and country of citizenship. The Company also maintains a Diversity Statement, as described above, which provides that the Company is working to establish measurable diversity objectives.

After completing this evaluation, the Nominating and Corporate Governance Committee will make a recommendation to the full Board which makes the final determination whether to nominate or appoint the new Director after considering the Nominating and Corporate Governance Committee’s recommendation.

Stockholder Nomination Procedure.  The By-laws provide procedures for stockholders to nominate persons for election as Directors.

Stockholders must provide timely notice of a Director nomination and such nomination must be submitted in writing to the attention of the Corporate Secretary at News Corporation, 1211 Avenue of the Americas, New York, New York 10036. Pursuant to the By-laws, to be timely for the 2012 Annual Meeting of Stockholders, the notice must be delivered to the Corporate Secretary between June 23, 2012 and July 23, 2012. Stockholder nominations must contain, for each person nominated as Director, all information relating to the stockholder nominee as would be required pursuant to the By-laws and the stockholder nominee’s written consent to serve as Director if elected. Stockholder nominations must also (i) state the stockholder’s name and address as they appear on the Company’s books, (ii) the class and number of shares of the Company owned by the stockholder, (iii) a description of any agreement, arrangement or understanding with respect to the nomination between such stockholder and/or beneficial owner, any of their respective affiliates or associates, and any others acting in concert, including the nominee, (iv) a description of any agreement, arrangement or understanding that has been entered into as of the date of the notice by such stockholder or beneficial owner, the effect of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder or beneficial owner with respect to the Company’s securities, (v) a representation that the stockholder is a holder of record of Class B Common Stock and intends to appear in person or by proxy at such meeting to propose the nomination, (vi) whether such stockholder intends to deliver a proxy statement and form of proxy to a sufficient number of holders of Class B Common Stock to elect such nominee or nominees and (vii) any other information required to be disclosed, as applicable, in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Director candidates recommended by stockholders should meet the director qualifications set forth under the heading “Director Nomination Process.” Director candidates recommended by stockholders who meet these director qualifications will be considered by the Chairman of the Nominating and Corporate Governance Committee, who will present the information on the candidate to the entire Nominating and Corporate Governance Committee. All director candidates recommended by stockholders will be considered by the Nominating and Corporate Governance Committee in the same manner as any other candidate.

The Chairman of the Nominating and Corporate Governance Committee recommended Mr. Breyer for nomination by the Nominating and Corporate Governance Committee, which in turn recommended Mr. Breyer’s nomination to the Board.

Communication with the Board.  Stockholders play an integral part in corporate governance and the Board ensures that stockholders are kept fully informed through:

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information provided on the Company’s website www.newscorp.com, including the Company’s annual report which is distributed to all stockholders in connection with distribution of the Company’s proxy statement for its annual meeting of stockholders and which is available to all stockholders on request, as set forth under the heading “Annual Report on Form 10-K”;

•	reports and other disclosures made to the SEC, NASDAQ and the stock exchanges in Australia and London; and
•	notices and proxy statements of special and annual meetings of stockholders.

It is the policy of the Company to facilitate communications of stockholders and other interested parties with the Board and its various committees. Stockholders may raise matters of concern at the annual meetings of stockholders. In addition, any stockholder or other interested party wishing to communicate with any Director, any committee of the Board or the Board as a whole, may do so by submitting such communication in writing and sending it by regular mail to the attention of the appropriate party or to the attention of our Lead Director, Sir Roderick I. Eddington, at News Corporation, 1211 Avenue of the Americas, New York, New York 10036. This information is also posted on the Company’s website at www.newscorp.com.

Director Evaluation Policy.  The Lead Director and the Nominating and Corporate Governance Committee are responsible for conducting an annual review and evaluation of the Board’s conduct and performance based upon completion by all Directors of a self-evaluation form that includes an assessment, among other things, of the Board’s maintenance and implementation of the Standards of Business Conduct and the Company’s corporate governance policies. The review seeks to identify specific areas, if any, in need of improvement or strengthening and culminates in a discussion by the full Board of the results and any actions to be taken.

Committees and Meetings of the Board of Directors

During the fiscal year ended June 30, 2011, the Board held six regularly scheduled meetings. All of the Directors attended at least 75% of the meetings of the Board held during the period for which he or she has been a Director and the meetings of the committees on which he or she served.

It is the policy of the Board to hold regular executive sessions of the Non-Executive Directors and independent Directors without management present. During the fiscal year ended June 30, 2011, the Non-Executive Directors and independent Directors of the Board held five executive sessions. Sir Roderick Eddington currently serves as Lead Director and presides over such executive sessions.

Directors are encouraged to attend and participate in the Company’s annual meetings of stockholders. At the annual meeting of stockholders held by the Company in October 2010, all of the then serving Directors attended the annual meeting, with the exception of Mr. Lachlan Murdoch.

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. These committees are comprised entirely of independent Directors, as currently required under the existing rules of the Exchange Act and NASDAQ. Each committee is governed by a written charter approved by the Board. These charters are available on the Company’s website at www.newscorp.com/corp_gov/bc.html and are available in print to any stockholder requesting a paper copy of these documents from the Corporate Secretary.

Audit Committee.  The Audit Committee consists of Sir Roderick Eddington, who serves as Chairman, and Messrs. Barnes, Knight and Perkins. Mr. Perkins will not serve as a Director after the Annual Meeting, and, accordingly, will not be a member of the Audit Committee after the Annual Meeting. The Audit Committee assists the Board in its oversight of (i) the integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s corporate auditors and corporate audit function, (iii) the Company’s compliance with legal and regulatory requirements involving financial, accounting and internal control matters, (iv) investigations into complaints concerning financial matters, (v) risks that may have a significant impact on the Company’s financial statements and (vi) the review, approval and ratification of transactions with related parties. The Audit Committee provides an avenue of communication among management, the independent registered public accounting firm, the corporate auditors and the Board. During the fiscal year ended June 30, 2011, the Audit Committee held eight meetings. The Audit Committee’s report required by the SEC rules is included in this proxy statement under the heading “Report of the Audit Committee.”

The Audit Committee Charter provides that its members shall consist entirely of Directors who the Board determines are “independent” in accordance with the NASDAQ listing rules. The Board determined that each member of the Audit Committee meets the foregoing independence requirements and that each member of the Audit Committee is financially literate in accordance with the NASDAQ listing rules. The Board also determined that Sir Roderick Eddington and Messrs. Perkins and Barnes are “audit committee financial experts” as defined under the SEC rules.

Compensation Committee.  The Compensation Committee consists of Mr. Knight, who serves as Chairman, Sir Roderick Eddington and Messrs. Dinh, Perkins and Thornton. Mr. Perkins will not serve as a Director after the Annual Meeting, and, accordingly, will not be a member of the Compensation Committee after the Annual Meeting. The primary responsibilities of the Compensation Committee are: (i) to review and approve goals and objectives relevant to the compensation of the CEO, to evaluate the performance of the CEO in light of these goals and objectives and to recommend to the Board the compensation of the CEO based on this evaluation; (ii) to consider, authorize and oversee the Company’s incentive compensation plans and equity-based plans and recommend changes in such plans to the Board as needed, and to exercise all authority of the Board with respect to the administration of such plans, including the granting of awards under the Company’s incentive compensation plans and equity-based plans; (iii) to review and approve compensation, benefits and terms of employment of senior executives who are members of the Company’s Office of the Chairman; (iv) to review the Company’s recruitment, retention, compensation, termination and severance policies for certain senior executives; (v) to review and assist with the development of executive succession plans and to consult with the CEO regarding the selection of senior executives; and (vi) to review the compensation of non-executive directors for service on the Board and its committees and recommend changes in compensation to the Board.

During the fiscal year ended June 30, 2011, the Compensation Committee held five meetings. Pursuant to its charter, the Compensation Committee may delegate its authority to one or more members of the Board or officers of the Company, to the extent permitted by law, as it deems appropriate. The Compensation Committee has delegated to Messrs. K.R. Murdoch, Carey and DeVoe the authority to make awards of restricted stock units and performance stock units, as applicable, within certain prescribed limits to non-executive officers of the Company. Any awards made by Messrs. K.R. Murdoch, Carey or DeVoe pursuant to this authority are reported to the Compensation Committee on an annual basis. Further discussion of the processes and procedures for the consideration and determination of the compensation paid to the named executive officers during fiscal 2011, including the role of our CEO in recommending the amount or form of compensation paid to the named executive officers, other than himself, is found in the section entitled “Compensation Discussion and Analysis” below.

Pursuant to its charter, the Compensation Committee has the sole authority to retain and terminate any compensation consultant. During the past several years, including fiscal 2011, the Compensation Committee has retained Deloitte Consulting LLP (“Deloitte Consulting”) to provide advice on a variety of compensation matters as requested by the Compensation Committee. Deloitte Consulting primarily provides advice relating to named executive officer and non-executive director compensation, compensation trends, the design of the Company’s equity incentive plans, and, from time to time, the structure of individual executive employment agreements. The Compensation Committee reviews information provided by Deloitte Consulting to determine the appropriate level and mix of compensation for each of the named executive officers in light of our compensation objectives. The total fees paid to Deloitte Consulting for these services during fiscal 2011 were approximately $317,000.

During fiscal 2011, the Company’s management retained Deloitte Consulting and its affiliates (collectively, “Deloitte”) to provide other services to the Company. These services included tax compliance and consulting for domestic and international operating units, systems implementation assistance, operational consulting, internal audit assistance and due diligence. The total amount paid for such services (excluding the services as consultant to the Compensation Committee as discussed above) to Deloitte during fiscal 2011 was approximately $26.4 million. Deloitte was engaged directly by management to provide these other services and, accordingly, Deloitte’s engagement for these other services was not formally approved by the Board or by the Compensation Committee.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee consists of Mr. Dinh, who serves as Chairman, and Messrs. Cowley, Perkins and Thornton. Messrs. Cowley and Perkins will not serve as Directors after the Annual Meeting, and, accordingly, will not be members of the Nominating and Corporate Governance Committee after the Annual Meeting. The primary responsibilities of the Nominating and Corporate Governance Committee are: (i) to review the qualifications of candidates for Director suggested by Board members, stockholders, management and others in accordance with criteria recommended by the Nominating and Corporate Governance Committee and approved by the Board; (ii) to consider the performance of incumbent Directors in determining whether to nominate them for re-election; (iii) to recommend to the Board a slate of nominees for election or re-election to the Board at each annual meeting of stockholders; (iv) to recommend to the Board candidates to be elected to the Board as necessary to fill vacancies and newly created directorships; and (v) to advise and make recommendations to the Board on corporate governance matters. The Nominating and Corporate Governance Committee also makes recommendations to the Board as to determinations of Director independence and conducts an annual self-evaluation for the Board. The Nominating and Corporate Governance Committee held four meetings during the fiscal year ended June 30, 2011.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to stockholder ratification, the Audit Committee has selected Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm to audit the books and accounts of the Company for the fiscal year ending June 30, 2012. E&Y has audited the books and records of the Company since the fiscal year ended June 30, 2002. A representative of E&Y is expected to be present at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if the representative desires to do so.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2012.

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm. Accordingly, the Audit Committee has appointed E&Y to perform audit and other permissible non-audit services for the Company and its subsidiaries. The Company has formal procedures in place for the pre-approval by the Audit Committee of all services provided by E&Y. These pre-approval procedures are described below under “Audit Committee Pre-Approval Policies and Procedures.”

The description of the fees for professional services rendered to the Company and its subsidiaries by E&Y for the fiscal years ended June 30, 2011 and June 30, 2010 is set forth below.

	Fiscal 2011	Fiscal 2010
Audit Fees(1)	$17,877,000	$17,220,000
Audit-Related Fees(2)	$3,427,000	$1,691,000
Tax Fees(3)	$14,239,000	$15,752,000
All Other Fees(4)	$63,000	$31,000

Total Fees	$35,606,000	$34,694,000

(1)	Audit fees include: fees rendered in connection with the annual audit of the Company’s consolidated financial statements as of and for the fiscal years ended June 30, 2011 and June 30, 2010; the audit of internal control over financial reporting as of June 30, 2011 and June 30, 2010 (as required by Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”)); statutory audits required internationally; reviews of the Company’s unaudited condensed consolidated interim financial statements included in the Company’s statutory and regulatory filings; and other services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.
(2)	Audit-related fees principally relate to employee benefit plan audits, due diligence related to mergers and acquisitions, audits of entities to be sold, accounting consultations, agreed-upon procedure reports, reports on internal controls over certain distribution services provided to third parties and other services related to the performance of the audit or review of the Company’s consolidated financial statements.
(3)	Tax fees include fees for tax compliance and tax consultations for domestic and international operating units.
(4)	All other fees principally consist of services relating to participation in an industry operational benchmarking study and E&Y training seminars in the fiscal year ended June 30, 2011, and E&Y training seminars and an operational compliance review at one of the Company’s operating divisions in the fiscal year ended June 30, 2010.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established policies and procedures under which all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee. The Audit Committee’s policy provides for pre-approval of audit, audit-related, tax and certain other services specifically described by the Audit Committee on an annual basis. In addition, individual engagements anticipated to exceed pre-established thresholds, as well as certain other services, must be separately approved. The policy also requires specific approval by the Audit Committee if total fees for tax services would exceed total fees for audit and audit-related services in any given fiscal year. The policy also provides that the Audit Committee can delegate pre-approval authority to any member of the Audit Committee provided that the decision to pre-approve is communicated to the full Audit Committee at its next meeting. The Audit Committee has delegated this responsibility to the Chairman of the Audit Committee. Management has also implemented internal procedures to ensure compliance with this policy. As required by the Sarbanes-Oxley Act, all audit and non-audit services provided in the fiscal years ended June 30, 2011 and June 30, 2010 have been pre-approved by the Audit Committee in accordance with these policies and procedures. The Audit Committee also reviewed the non-audit services provided by E&Y during the fiscal years ended June 30, 2011 and June 30, 2010, and determined that the provision of such non-audit services was compatible with maintaining the auditor’s independence.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires that the Company provide our stockholders with the opportunity to vote to approve, on an advisory, nonbinding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the SEC.

As described in detail in the “Compensation Discussion and Analysis”, the Compensation Committee seeks to closely align the interests of our named executive officers with the interests of the Company’s stockholders. The Company’s executive compensation program is designed to attract, retain and motivate top executive talent, drive performance without encouraging unnecessary or excessive risk-taking and support both short-term and long-term growth for stockholders. Beginning for fiscal 2011, the Compensation Committee implemented changes to its compensation program for four of our named executive officers to create a stronger pay for performance model, increase the focus on long-term growth and introduce more diversified performance metrics for the Company’s annual bonus and long-term incentive programs. As a result, a portion of the compensation paid to our named executive officers is linked to long-term incentives, including awards based on the Company’s performance over a three year performance period.

The Board recommends that stockholders indicate their support for the Company’s compensation of its named executive officers. The vote on this resolution, commonly known as a “say on pay” resolution, is not intended to address any specific element of compensation but rather the overall named executive officer compensation program as described in the proxy statement. Although this vote is advisory and not binding on the Company or the Board, the Compensation Committee, which is responsible for developing and administering the Company’s executive compensation philosophy and program, will consider the results as part of its ongoing review of the Company’s executive compensation program.

Accordingly, we ask our stockholders to vote on the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Fiscal 2011 Summary Compensation Table and the other related tables and disclosure.”

THE BOARD UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4

ADVISORY VOTE ON FREQUENCY OF FUTURE

ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also requires that the Company provide our stockholders the opportunity to vote, on an advisory, nonbinding basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the SEC. By voting on this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two or three years. Stockholders may instead abstain from casting a vote on this proposal.

The Board has determined that an advisory vote on executive compensation that occurs once every year is the most appropriate alternative for the Company. In reaching this recommendation, the Board considered that holding an annual advisory vote on executive compensation allows stockholders to provide direct input on the Company’s compensation philosophy, policies and practices as disclosed in the proxy statement each year. An annual advisory vote also provides the Compensation Committee with the opportunity to evaluate its compensation decisions taking into account the timely feedback provided by stockholders. In addition, the Board recognizes that an annual advisory vote on executive compensation is consistent with the Company’s policy of facilitating communications of stockholders with the Board and its various committees, including the Compensation Committee.

Stockholders may vote on their preferred voting frequency by choosing the option of one year, two years or three years or may abstain from voting. The vote on this proposal is not intended to approve or disapprove the recommendation of the Board. Although the Board intends to carefully consider the voting results of this proposal, the vote is advisory and not binding on the Company or the Board. The Board may decide that it is in the best interests of stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency preferred by stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE FOR THE OPTION OF “ONE” YEAR AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON EXECUTIVE COMPENSATION.

EXECUTIVE OFFICERS OF NEWS CORPORATION

The executive officers of the Company at June 30, 2011 are set forth in the table below. Each holds the offices indicated until his successor is chosen and qualified at the regular meeting of the Board to be held following the Annual Meeting, or at other meetings of the Board as appropriate.

Name	Age	Position with the Company
K. Rupert Murdoch(1)	80	Chairman and Chief Executive Officer
Chase Carey	57	Deputy Chairman, President and Chief Operating Officer
James R. Murdoch(1)	38	Director, Deputy Chief Operating Officer and Chairman and CEO, International
David F. DeVoe	64	Director, Senior Executive Vice President and Chief Financial Officer
Roger Ailes	71	Chairman and Chief Executive Officer of FOX News Channel and FOX Business Network and Chairman of Fox Television Stations and Twentieth Television
Janet L. Nova	44	Senior Vice President and Interim Group General Counsel

(1)	Mr. K.R. Murdoch, is the father of Mr. J.R. Murdoch and Mr. L.K. Murdoch, a Director. Messrs. J.R. Murdoch and L.K. Murdoch are brothers. None of the other executive officers of the Company is related to any other executive officer or Director of the Company by blood, marriage or adoption.

Information concerning Messrs. K.R. Murdoch, Carey, J. R. Murdoch and DeVoe can be found under the heading “Election of Directors.”

Roger Ailes has been Chairman and Chief Executive Officer of FOX News Channel since 1996, Chairman of Fox Television Stations and Twentieth Television since 2005 and Chairman and Chief Executive Officer of FOX Business Network since 2007. Prior to joining the Company, Mr. Ailes was President of CNBC from 1993 to 1996 and served as President of America’s Talking, an information talk channel that later became MSNBC.

Janet L. Nova has been Interim Group General Counsel of the Company since June 2011. Ms. Nova served as a Senior Vice President and Deputy General Counsel of the Company from 2004 to 2011, and as a Vice President and Associate General Counsel from 1997 to 2004. Ms. Nova has been a member of the Bar of the State of New York since 1993.

SECURITY OWNERSHIP OF NEWS CORPORATION

The following table sets forth the beneficial ownership of both Class A Common Stock and Class B Common Stock as of August 17, 2011 for the following: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Class B Common Stock; (ii) each member of the Board; (iii) each named executive officer (as identified under “Executive Compensation and Other Information”) of the Company; and (iv) all Directors and executive officers of the Company as a group.

	Common Stock Beneficially Owned(1)
	Number of Shares Beneficially Owned		Option Shares(3)	Percent of Class(4)
Name(2)	Non-Voting Class A Common Stock	Voting Class B Common Stock(5)	Non-Voting Class A Common Stock	Non-Voting Class A Common Stock	Voting Class B Common Stock(5)
Murdoch Family Trust(6) c/o McDonald Carano Wilson LLP 100 W. Liberty Street 10th Floor Reno, NV 89501	57,000	306,623,480	0	*	38.4%

HRH Prince Alwaleed Bin Talal Bin Abdulaziz Alsaud(7) c/o Kingdom Holding Company Kingdom Centre—Floor 66 P.O. Box Riyahd, 11321 Kingdom of Saudi Arabia	0	56,237,915	0	0	7.0%

K. Rupert Murdoch(8)	12,843,174	317,290,709	0	*	39.7%
Roger Ailes	170,302	0	500,000	*	0
José María Aznar	4,350	0	0	*	0
Natalie Bancroft	0	5,000	0	0	*
Peter L. Barnes	7,959	0	0	*	0
Chase Carey(9)	85,520	0	0	*	0
Kenneth E. Cowley AO	80,723	5	6,000	*	*
David F. DeVoe	8,160	0	0	*	0
Viet Dinh	0	1,010	0	0	*
Sir Roderick I. Eddington	134,770	0	12,000	*	0
Joel Klein	0	0	0	0	0
Andrew S.B. Knight(10)	19,623	78,657	12,000	*	*
James R. Murdoch(11)	3,998,580	1,644	0	*	*
Lachlan K. Murdoch	456	5,857	300,000	*	*
Thomas J. Perkins	0	0	12,000	0	0
Stanley S. Shuman(12)	332,515	60,996	12,000	*	*
Arthur M. Siskind	29,960	7,600	250,000	*	*
John L. Thornton	0	0	0	0	0
All current Directors and executive officers as a group (19 members)	17,720,537	317,451,478	1,133,950	1.0%	39.8%

*	Represents beneficial ownership of less than one percent of the issued and outstanding Class A Common Stock or Class B Common Stock, as applicable, on August 17, 2011.
(1)	This table does not include, unless otherwise indicated, any shares of Class A Common Stock or any shares of Class B Common Stock or other equity securities of the Company that may be held by pension and profit-sharing plans of other corporations or endowment funds of educational and charitable institutions for which various Directors and officers serve as directors or trustees.

(2)	The address for all Directors and executive officers of News Corporation is c/o News Corporation, 1211 Avenue of the Americas, New York, New York 10036.
(3)	The number of option shares reported reflects the number of option shares currently exercisable or that become exercisable within 60 days following August 17, 2011.
(4)	Applicable percentage of ownership is based on 1,832,397,925 shares of Class A Common Stock and 798,520,953 shares of Class B Common Stock outstanding as of August 17, 2011, together with the exercisable stock options, for such stockholder or group of stockholders, as applicable. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares issuable upon the exercise of options that are exercisable within 60 days of August 17, 2011 are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(5)	Beneficial ownership of Class B Common Stock as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act. Unless otherwise indicated, beneficial ownership of Class B Common Stock represents both sole voting and sole investment power.
(6)	Beneficial ownership of the Class A Common Stock is as of November 10, 2008 as reported on Form 4 filed with the SEC on November 13, 2008. Beneficial Ownership of Class B Common Stock is as of December 31, 2008, as reported on Schedule 13G/A filed with the SEC on February 17, 2009. Cruden Financial Services LLC, a Delaware limited liability company (“Cruden Financial Services”), the corporate trustee of the Murdoch Family Trust, has the power to vote and to dispose or direct the vote and disposition of the reported Class B Common Stock. In addition, Cruden Financial Services has the power to exercise the limited vote and to dispose or direct the limited vote and disposition of the reported Class A Common Stock. As a result of Mr. K.R. Murdoch’s ability to appoint certain members of the board of directors of Cruden Financial Services, Mr. K.R. Murdoch may be deemed to be a beneficial owner of the shares beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch, however, disclaims any beneficial ownership of such shares. Some of the Murdoch Family Trust’s shares of the Class A Common Stock and Class B Common Stock are pledged from time to time to secure lines of credit with certain banks.
(7)	Beneficial ownership of Class B Common Stock is as of December 31, 2010 as reported on Schedule 13G/A filed by HRH Prince Alwaleed Bin Talal Bin Abdulaziz Alsaud (“HRH”) on February 14, 2011. Based on the Schedule 13G/A, 8,142,914 shares of the reported Class B Common Stock are owned by Kingdom 5-KR-11, Ltd. (“KR-11”), 14,067,135 shares of the reported Class B Common Stock are owned by Kingdom 5-KR-115, Ltd. (“KR-115”), 7,049,372 shares of the reported Class B Common Stock are owned by Kingdom 5-KR-134, Ltd. (“KR-134”), 22,786,904 shares of the reported Class B Common Stock are owned by Kingdom 5-KR-146, Ltd. (“KR-146”) and 4,191,590 shares of the reported Class B Common Stock are owned by Kingdom Holding Company (“KHC”). KR-134 is a wholly-owned subsidiary of KR-11. KR-11, KR-115 and KR-146 are wholly-owned subsidiaries of KHC. HRH, as the majority shareholder of KHC, has the power to elect a majority of the directors of KHC and, through this power, has the power to appoint a majority of the directors of KR-11, KR-115 and KR-146, and in turn, KR-11, as sole shareholder of KR-134, has the power to appoint a majority of the directors of KR-134. Accordingly, for purposes of Regulations 13D-G under the Exchange Act, HRH can indirectly control the disposition and voting of the shares of Class B Common Stock held by KR-11, KR-115, KR-134, KR-146 and KHC.
(8)	Beneficial ownership reported includes 57,000 shares of Class A Common Stock and 306,623,480 shares of Class B Common Stock beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch may be deemed to be a beneficial owner of the shares beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch, however, disclaims any beneficial ownership of such shares. Beneficial ownership reported also includes 37,402 shares of Class A Common Stock and 10,646,571 shares of Class B Common Stock held by the K.R. Murdoch 2004 Revocable Trust of which Mr. K.R. Murdoch holds a beneficial and trustee interest. Beneficial ownership reported also includes 4,800 shares of Class A Common Stock and 4,540 shares of Class B Common Stock held by certain members of Mr. K.R. Murdoch’s family. Beneficial ownership also includes 8,729,432 shares of Class A Common Stock held by the GCM Trust that is administered by independent trustees for the benefit of Mr. K.R. Murdoch’s minor children. Mr. K.R. Murdoch, however, disclaims beneficial ownership of such shares.
(9)	Beneficial ownership reported includes 85,520 shares of Class A Common Stock held by the Charles G. Carey 2002 Trust of which Mr. Carey holds a beneficial and trustee interest.

(10)	Beneficial ownership reported includes 19,623 shares of Class A Common Stock and 78,657 shares of Class B Common Stock held by trusts that are administered by independent trustees for the benefit of Mr. Knight and certain members of his immediate family.
(11)	Beneficial ownership reported includes 3,055,301 shares of Class A Common Stock held by the JRM Family Trust which is administered by an independent trustee for the benefit of Mr. J.R. Murdoch and his immediate family.
(12)	Mr. Shuman is a Director Emeritus.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Introduction

The Compensation Committee of the Board is responsible for (i) developing an effective compensation philosophy, (ii) establishing, implementing and monitoring the effectiveness of the Company’s compensation programs, (iii) approving the elements of compensation awarded to the executive officers named in the Summary Compensation Table, and (iv) overseeing and reviewing our executive incentive and equity-based compensation plans. Throughout this proxy statement, we refer to the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2011, as well as the other individuals included in the Summary Compensation Table on page 43 as the “named executive officers.”

Fiscal 2011 Business Highlights

News Corporation reported a strong performance for fiscal 2011. Revenues rose 2% to $33.4 billion while operating profit rose 23% to $4.85 billion. Excluding charges for litigation settlements at the integrated marketing services business of $125 million and $500 million for fiscal 2011 and 2010, respectively, adjusted operating profit increased 12% year over year.

Annual highlights:

•	Revenues grew by 2% with double-digit growth at Cable Network Programming and Television segments.
•	Affiliate and advertising revenues increased at all of the Company’s cable channels.
•	Advertising revenues grew at FOX due to NFL and Super Bowl games and higher ratings.
•	Sky Italia achieved a record number of subscribers.
•	Net cash provided by operating activities increased by 16%.
•	Record ending cash balance totaled $12.7 billion.
•	The Company accessed the capital market by issuing $2.5 billion in debt with record low interest rates.
•	The Company acquired Wireless Generation to enter the education business and Shine Limited to expand international television production.
•	The Company disposed of Myspace and Fox Mobile businesses.

Fiscal 2011 Executive Compensation Highlights

Beginning in fiscal 2011, the Compensation Committee implemented changes to the executive compensation program for four of our named executive officers and, as described below, recognized the disclosure implications of the new program.

•

Stronger pay-for-performance model.  The Compensation Committee adjusted the existing compensation packages of three of our named executive officers to increase the total portion of the compensation opportunity that is linked to performance. The Compensation Committee and Chase Carey, the Company’s Deputy Chairman, President and Chief Operating Officer, agreed to amend his employment agreement to adjust significantly the pay mix of his total compensation by reducing his base salary by 50%, reducing his annual incentive target by 20%, and increasing his performance-based long-term incentive target by a corresponding amount. The Compensation Committee also adjusted the pay mix of James Murdoch’s total compensation by reducing his base salary for fiscal 2011 and increasing his annual bonus opportunity which would be paid based upon an assessment of Company and individual performance. In addition, the Company did not increase the base salaries of any named executive officers in fiscal 2011.

•	New program for performance-based long-term equity-based incentive awards with diversified performance metrics and an increased focus on long-term growth. The Compensation Committee significantly redesigned the long-term incentive awards granted to four of our named executive officers so that awards will be paid based upon the achievement of pre-set, three-year performance metrics based on adjusted earnings per share growth, adjusted Free Cash Flow growth and Total Stockholder Return. We believe these metrics to be critical to the Company’s long-term creation of value. Payment of the long-term equity-based awards will also reflect the change in value of the Company’s Class A Common Stock over the three-year performance period.

•

Modified the annual bonus award structure with a focus on performance that aligns with the Company’s evaluation of annual performance.  The Compensation Committee introduced the consideration of quantitative and qualitative factors as the basis for the annual bonuses. This change enables the Compensation Committee to consider individual and group contributions to our operational and financial performance when granting annual bonus awards. Based on the Compensation Committee’s assessment of the Company’s performance and the individual contributions of our named executive officers, the Compensation Committee determined to award annual bonuses at target level for fiscal 2011. In calculating these awards, the Compensation Committee selected adjusted total segment operating income growth as the quantitative performance measure for fiscal 2011 because it aligns with how the Company measures annual performance for the operations for which the named executive officers have direct responsibility. The Compensation Committee also considered how each of the named executive officers played a key role in the Company’s strong financial performance and achievement of its strategic objectives including responding to industry changes, accessing capital markets, strengthening the Company’s content, television, cable network programming and platform businesses, maintaining a strong balance sheet, positioning the Company for long-term growth and completing important acquisitions, investments and dispositions.

•

Recognized the transitional disclosure implications in this year of adoption of the new compensation framework.  At the beginning of this fiscal year, in August 2010, the Company adopted the new performance-based long-term equity-based incentive program which prospectively replaced the previous program for granting long-term equity awards. Under the previous program, in accordance with past practice, the Company granted restricted stock units (“RSUs”) to the named executive officers in August 2010 with respect to each named executive officer’s performance during the prior fiscal year (granted following the conclusion of the performance period)—the fiscal year ended June 30, 2010. Under the new program, the Company granted performance stock units (“PSUs”) to the named executive officers in August 2010 with payouts to be based on the Company’s performance in future fiscal years (granted at the beginning of the performance period)—the fiscal years ended June 30, 2011 through June 30, 2013. When adopting the new performance-based long-term equity-based incentive program, the Compensation Committee noted that in this transition year, the SEC’s disclosure rules would require that the Summary Compensation Table for fiscal year 2011 reflect these two equity grants in the same year—i.e. disclosure of the RSU grant made in respect of each named executive officer’s prior performance during fiscal 2010 as well as disclosure of the PSU grant made in August 2010 relating to the future performance period of fiscal 2011-2013. The Compensation Committee recognized that this presentation, while mandated under the SEC rules, would not reflect its compensation decisions for fiscal 2011. Therefore the Company has provided on page 44 a Supplemental Table as a footnote to the Summary Compensation Table that excludes the effect of transitioning from the former long-term equity program that was in place through fiscal 2010 to the new performance-based long-term incentive program adopted at the beginning of fiscal 2011 and that reflects the Compensation Committee’s decisions for fiscal 2011.

•

Implemented new policies affecting the compensation of named executive officers, including anti-hedging and clawback policies.  In May 2011, the Board approved amendments to the Company’s Insider Trading and Confidentiality Policy to prohibit all employees, including named executive officers, and directors from engaging in short sales of the Company’s securities, investing in Company-based derivative securities and purchasing the Company’s securities on margin. In addition, the Board maintains policies regarding the recoupment of bonus compensation paid to the named executive officers. The policies will apply to awards of annual bonus compensation and PSUs under the new performance-based long-term equity-based incentive program.

The Compensation Committee believes that this new compensation framework has enhanced the effectiveness of the Company’s compensation programs for its named executive officers. The Compensation Committee will continue to monitor trends and developments to ensure that the Company’s executive compensation programs provide sufficient incentives and rewards and remain competitively positioned for executive talent.

Compensation Philosophy

Our strategy and goal of creating long-term growth and value for stockholders drives our philosophy and how we design executive compensation programs and practices.

Our executives lead and manage one of the world’s leading media companies in a fast-changing, competitive environment, and their responsibilities span operations around the world. Our executives are critical to the value we create for our stockholders.

Our compensation philosophy aims to achieve the following:

•	Provide a compensation program that drives performance;
•	Ensure our compensation policies and practices support both annual and long-term growth for stockholders; and
•	Structure compensation packages to attract, retain and motivate the top executive talent necessary for the Company’s success today and in the future.

In designing compensation programs for our named executive officers, the Compensation Committee is guided by the following objectives:

•

Our compensation programs should incorporate a mix of fixed and performance-based compensation in the form of base salary, annual bonus compensation, performance-based long-term incentives and retirement and other benefit programs (as described below) to enable us to attract the highest quality talent to the Company.

•	Our individual pay decisions should consider industry trends and the executive’s performance, contributions, breadth and complexity of the role, and individual skills.
•	Our compensation programs should be communicated and implemented as clearly, specifically and transparently as possible.
•	Our incentive programs should respond to unique market requirements and provide a strong link between pay and performance.

How Executive Compensation Decisions Are Made

Role of Executive Officers and Management in Compensation Decisions

The Compensation Committee makes all pay decisions related to the named executive officers. At the Compensation Committee’s request, the CEO and COO present individual pay recommendations to the Compensation Committee for the other named executive officers. The CEO’s and COO’s pay recommendations are based on their assessments of individual contributions, achievement of performance objectives and other qualitative factors. The Compensation Committee considers these recommendations along with the advice of its consultant, Deloitte. The CEO and COO do not participate in the Compensation Committee’s deliberations or decisions with regard to their own compensation. In addition, members of our senior management team keep informed of developments in compensation and benefits matters and participate in the gathering and presentation of facts related to these matters as requested by the Compensation Committee.

Role of Compensation Consultant

In fiscal 2011, the Compensation Committee retained the services of an external compensation consultant, Deloitte, to advise the Compensation Committee in its review of its named executive officer and non-executive director compensation practices, compensation trends, the design of the Company’s incentive plans for its named executive officers, and, from time to time, the structure of individual executive employment agreements. The Compensation Committee reviews information provided by Deloitte when determining the appropriate level and mix of compensation for each of the named executive officers in light of our compensation objectives.

Use of Information on Industry Trends

In order to attract and retain the best talent, our executives’ compensation packages must remain competitive. Although the Company does not use “benchmarks” with respect to individual compensation levels, the Compensation Committee annually reviews the compensation practices of a group of our peer companies, consisting of other large publicly-traded international media companies and other comparably sized Standard & Poor’s 500 companies, as well as evolving market practices, to ensure that it remains informed of current practices when making compensation decisions. The Compensation Committee considers the compensation practices of our peer companies but, because of the complex mix of industries and markets in which the Company operates, it does not use peer group data to base, justify or provide a framework for compensation decisions. The Compensation Committee also does not target any element of compensation or total compensation to a specific range within the peer group. Rather, it uses peer group data to obtain a general understanding of current compensation practices. The Compensation Committee’s goal is to provide total compensation packages that are competitive with prevailing practices in our industry and in the geographic markets in which we conduct business. The Compensation Committee retains flexibility within the compensation program in order to respond to and adjust for specific circumstances and our evolving business environment.

Review of Internal Pay Parity

The Compensation Committee has determined that internal pay parity is critical to ensuring fairness and encouraging a collaborative team effort among the named executive officers. Accordingly, the Compensation Committee’s decisions concerning named executive officer compensation include a careful review of each named executive officer’s pay components and levels relative to other named executive officers with respect to role, seniority and/or levels of responsibility. In addition, the Compensation Committee has determined that it is appropriate to provide the same type of incentive compensation opportunities to each of the named executive officers, with the exception of Mr. Ailes whose responsibilities are focused on certain of the Company’s cable and television operations.

Elements of Our Named Executive Officers’ Compensation Packages for Fiscal 2011

The key elements of our executive compensation program for our named executive officers generally consist of base salary, annual bonus compensation that is based on an evaluation of Company and individual performance, other bonus compensation, performance-based long-term equity-based incentive awards and retirement benefits. The named executive officers also receive certain perquisites, but such perquisites are not a key element of compensation. The chart below illustrates why the Compensation Committee chooses to pay each element of compensation by showing how each element of compensation fulfills our four compensation objectives discussed above:

Element of Compensation	Attraction	Motivation		Alignment with Stockholder Interests	Retention
		Short-Term	Long-Term
Base Salary	X				X
Annual Bonus Compensation	X	X	X	X	X
Other Bonus Compensation	X	X			X
Performance-Based Long-Term Equity-Based Incentive Awards	X	X	X	X	X
Retirement Benefits	X				X

When making individual executive compensation decisions, the Compensation Committee considers such characteristics as the named executive officer’s leadership and management expertise, performance history, the complexity of the position and responsibilities, growth potential, term of service with the Company, reporting structure and internal parity considerations. The Compensation Committee also takes into account certain other market factors, such as, among others, the significance that our industry and geographic markets (particularly New York City, Los Angeles and London) play in the Company’s ability to attract and retain talent. In determining the amount of total compensation, the Compensation Committee considers both currently paid compensation and the opportunity for future compensation, as well as the mix of cash and equity-based compensation.

In fiscal 2011, our named executive officers were Messrs. K. Rupert Murdoch, Chase Carey, James R. Murdoch, David F. DeVoe and Roger Ailes. Messrs. K.R. Murdoch, J.R. Murdoch, DeVoe and Ailes have served the Company or its subsidiaries or affiliates for 59, 15, 28 and 15 years, respectively. Mr. Carey, who rejoined the Company in July 2009 as Deputy Chairman, President and Chief Operating Officer, has served in a variety of leadership positions within the Company and with its affiliates for more than 22 years. The depth of each of the named executive officer’s institutional knowledge, the breadth and continuity of their experience and their superior leadership talents have been instrumental and invaluable in making News Corporation one of the pre-eminent international media companies.

Messrs. Carey, DeVoe and Ailes are each a party to a negotiated employment agreement. (For a detailed description of Messrs. Carey’s, DeVoe’s and Ailes’s employment agreements, please see the section entitled “Employment Agreements,” as well as the sections entitled “Employment Agreement for Chase Carey” and “Employment Agreement for David F. DeVoe.”) Messrs. K.R. Murdoch and J.R. Murdoch do not have employment agreements, and their compensation is determined and approved by the Compensation Committee. The level of compensation contractually agreed upon and/or approved by the Compensation Committee reflects, among other factors, the scope and nature of their individual responsibilities, past performance, internal pay parity considerations and retention considerations at the time those agreements were entered into or at the time the compensation was approved. The compensation package of each of the named executive officers does not necessarily contain each of the elements of compensation mentioned above. Instead, the Compensation Committee creates a compensation package for each of the named executive officers that contains a mix of compensation elements that it believes best addresses his particular responsibilities and that will best achieve our overall compensation objectives.

Prior to approving each named executive officer’s compensation, the Compensation Committee annually reviews and analyzes the nature and amounts of all elements of each named executive officer’s total compensation package, both separately and in the aggregate, to ensure that each named executive officer’s compensation is linked to performance and that an appropriate balance is maintained in focusing different elements of compensation on both the short-term and long-term performance of the Company. The Compensation Committee also reviews the amount of each named executive officer’s equity-based interest in the Company.

Base Salary

The basic element of compensation needed to attract and retain an employee in any organization is base salary. Base salary is the fixed element of a named executive officer’s annual cash compensation, and serves as a baseline measure of the named executive officer’s value to the Company and the foundation upon which the types and amounts of other elements of compensation for the named executive officer is based.

The respective employment agreements of Messrs. Carey, DeVoe and Ailes provide for a specified or minimum base salary. At the time each of these employment agreements was entered into, the Compensation Committee established each named executive officer’s base salary in the context of the nature of the named executive officer’s particular position, the responsibilities associated with that position, length of service with the

Company, his experience, expertise, knowledge and qualifications, market factors, retention factors, our CEO’s and COO’s recommendation (with the exception of their own base salaries) and the Company’s overall compensation philosophy.

The Compensation Committee reviews annually the base salary of each of the named executive officers, subject to the terms of any applicable employment agreements. Base salary may be adjusted if the Compensation Committee determines that an adjustment is warranted or that a different mix of compensation elements may more appropriately compensate the individual named executive officer in light of the Company’s compensation objectives. The factors considered by the Compensation Committee when determining adjustments in base salary include: past performance; the assumption by the named executive officer of any additional responsibilities; retention considerations; market factors; internal parity considerations; and the CEO’s and COO’s recommendations (with the exception of their own base salaries).

There have been no base salary changes for Messrs. K.R. Murdoch, DeVoe or Ailes since fiscal 2007. In fiscal 2011, the Compensation Committee determined to increase the portion of total compensation that is linked to performance. As a result, beginning in fiscal 2011, Mr. Carey’s base salary was reduced from $8.1 million to $4.05 million and Mr. J.R. Murdoch’s base salary was reduced from €2.3 million (approximately $3.2 million) to $3.0 million. The reduction in Mr. Carey’s base salary is discussed in further detail in the sections entitled “Employment Agreement for Chase Carey” and “Employment Agreements.”

Annual Bonus Compensation

The named executive officers have a direct influence on our operations and strategy. The Compensation Committee believes that a significant portion of a named executive officer’s total compensation opportunity should be based upon individual and group contributions and the Company’s financial and operating performance. This framework fosters a performance-driven, pay-for-performance culture that aligns our named executive officers’ interests with those of our stockholders while also rewarding the named executive officers for superior individual achievements. The named executive officers (except for Mr. Ailes whose annual performance-based compensation is described below) are eligible to receive annual bonuses, two-thirds of which are based on actual achieved growth in financial and operating performance as compared to the Company’s forecasted growth target and one-third of which are based on qualitative factors, including, but not limited to, individual and group contributions to the Company’s financial and non-financial objectives (the “Annual Bonus”). For fiscal 2011, the Compensation Committee approved the following target and maximum Annual Bonus opportunities for each of Messrs. K.R. Murdoch, Carey, J.R. Murdoch and DeVoe:

Named Executive Officer	Fiscal 2011 Target Annual Bonus Opportunity	Fiscal 2011 Maximum Annual Bonus Opportunity
K. Rupert Murdoch	$12.5 million	$25.0 million
Chase Carey	$10.0 million	$20.0 million
James R. Murdoch	$6.0 million	$12.0 million
David F. DeVoe	$5.0 million	$10.0 million

The financial and operating performance metric considered by the Compensation Committee when determining the fiscal 2011 Annual Bonus was adjusted total segment operating income growth. The Compensation Committee believes that for fiscal 2011 this metric reflects the Company’s key financial objective for the operations for which the named executive officers have direct responsibility. The Company’s fiscal 2011 target was adjusted total segment operating income percentage growth in the low double digit range. The Company met this target with adjusted total segment operating income growth of 12% over the prior fiscal year.

When considering whether the Company has reached the target performance metric for Annual Bonus compensation, the Compensation Committee may exclude significant or unusual items that may distort the Company’s performance. The Compensation Committee can make adjustments to the performance metric to reflect significant or unusual items or to recognize significant market changes that may have occurred during the year. This ensures that executives will not be unduly influenced in their decision-making because they would neither benefit nor be penalized as a result of certain unexpected and uncontrollable or strategic events that may positively or negatively affect the performance metric in the short-term. Therefore, the Compensation Committee adjusted total segment operating income for fiscal 2011 and fiscal 2010 to eliminate a $125 million pre-tax charge and $500 million pre-tax charge, respectively, related to the settlement of litigation at the Company’s integrated marketing services business.

In accordance with the Annual Bonus framework, the Compensation Committee also considered the following qualitative factors, including contributions to the Company’s financial and non-financial objectives in fiscal 2011, when determining each eligible named executive officer’s Annual Bonus:

•

Mr. K.R. Murdoch led the Company through the recent economic downturn positioning the Company for long-term growth and ongoing strategic development. With his guidance, the Company delivered strong financial results, strengthened its core operations, continued its international expansion plans and optimized its portfolio of businesses through a number of strategic acquisitions, investments and divestitures during the year. He championed a number of important strategic innovations, including content monetization initiatives across many of the Company’s properties, the launch of the first digital-only newspaper and the entry into the education industry with the acquisition of Wireless Generation. Under his leadership, the Company finished fiscal 2011 with immense financial flexibility, solid strategic positioning and vigorous operating momentum that will drive future growth.

•

Mr. Carey provided exceptional strategic leadership and management of the Company in fiscal 2011, helping the Company strengthen its operational foundation and its solid strategic position. He led the initiative to focus on retransmission consent revenues, which established a valuable revenue stream for our broadcast television stations. Under his direction, the Company bolstered its international content distribution capabilities with the acquisition of Shine Limited and the expansion of its international channels business, which now operates nearly 200 channels. Mr. Carey positioned the Company’s filmed entertainment business for ongoing growth through a variety of initiatives, including development of digital deployment initiatives and an agreement for two new Avatar films. He also streamlined the Company’s non-core digital media business with the disposition of Fox Mobile and Myspace.

•

Mr. J.R. Murdoch played an important role during fiscal 2011 in developing the Company’s key businesses and investments in Europe, Asia and the Middle East, including the development of the Company’s content and distribution strategy. He led the success of STAR India, which delivers market-leading content, and he led the Company’s ongoing deployment of satellite television in Italy (with Sky Italia achieving its highest ever subscriber base), the UK, Germany and India, where we operate, or are key investors in, industry-leading pay television platforms. Under his leadership, the Company expanded its presence in the Middle East through a key strategic partnership and optimized its European asset portfolio through the disposition of News Outdoor. Mr. J.R. Murdoch also successfully transitioned into his new role as Deputy Chief Operating Officer and Chairman and CEO, International, expanding his responsibilities.

•

Mr. DeVoe provided strategic advice to the Company’s Chairman and CEO and COO regarding significant acquisitions, investments and dispositions. He developed and implemented a capital plan that further optimized the Company’s capital structure by appropriately balancing the objective of maintaining a strong and flexible balance sheet with the goal of deploying capital to invest in the Company’s business and make acquisitions. His financial planning and financial risk management efforts and prudent accessing of capital markets have positioned the Company well for the financing of future capital allocation, including investments, acquisitions and share repurchases. Mr. DeVoe also oversaw the Company’s public financial disclosures and led the effort to maintain effective internal controls; no material weaknesses or significant deficiencies were noted during fiscal 2011.

To determine the Annual Bonus for each named executive officer, the Compensation Committee considered the actual results of the Company’s financial and operating performance metric compared to the forecasted target percentage growth range and the qualitative factors, including the contributions by each and the group of named executive officers, outlined above. The Compensation Committee recognized that the Company’s results for adjusted total segment operating income growth were in line with the forecasted percentage growth range and that, based on the individual and group achievements described above, the named executive officers, each and as a group, made contributions to drive the overall success of the business, including its financial and strategic objectives. The Compensation Committee determined that the named executive officers would receive their respective target Annual Bonus opportunity and approved a fiscal 2011 Annual Bonus of $12.5 million for Mr. K.R. Murdoch, $10.0 million for Mr. Carey, $6.0 million for Mr. J.R. Murdoch and $5.0 million for Mr. DeVoe. These Annual Bonuses were paid in cash.

The payment of the Annual Bonus was conditioned upon the funding of a bonus pool (the “Annual Bonus Pool”) based on the attainment of pre-established objective performance measures that were determined by the Compensation Committee within the 90-day period after the beginning of the fiscal year (the “Annual Bonus Condition”) in order to qualify the awards as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. The Compensation Committee determined that the Annual Bonus Pool would be 3.0% of total segment operating profit1 for the Company for the fiscal year ending June 30, 2011, which would be allocated 40%, 35% and 25% to Messrs. K.R. Murdoch, Carey and J.R. Murdoch, respectively. The Compensation Committee selected total segment operating profit as the performance measure for the funding of the Annual Bonus Pool because it best reflects the Company’s performance for the year. The Compensation Committee certified the amount of total segment operating profit earned and the maximum annual bonus amounts for Messrs. K.R. Murdoch, Carey and J.R. Murdoch. The Compensation Committee then exercised its downward discretion available under 162(m) to adjust the actual payment to a level it deemed appropriate for Messrs. K.R. Murdoch, Carey and J.R. Murdoch.

Under the terms of his current employment agreement, Mr. Ailes has the opportunity to earn annual performance-based compensation based upon the financial performance of the FOX News Channel. Mr. Ailes is directly responsible for FOX News Channel’s operating results. The Compensation Committee chose FOX News Channel’s earnings before interest, tax, depreciation and amortization (“EBITDA”) as the objective financial performance measure to determine Mr. Ailes’s performance-based compensation (the “FOX News Channel Bonus”). The amount that Mr. Ailes will receive for his FOX News Channel Bonus in any fiscal year during the term of his agreement, including fiscal 2011, is tied to a performance range of FOX News Channel’s EBITDA for that fiscal year. These ranges were approved and separately conveyed to Mr. Ailes by the Compensation Committee in fiscal 2010. The Compensation Committee established EBITDA ranges that were designed to reward Mr. Ailes for continuing the significant growth in FOX News Channel’s EBITDA. The Compensation Committee intended the threshold range to be challenging but achievable by FOX News Channel; however, the maximum payment level of the EBITDA range assumes FOX News Channel’s attainment of over 80% growth in EBITDA over the term of Mr. Ailes’s employment agreement, which it believed is an extremely high level of performance.

Pursuant to this arrangement, the Compensation Committee awarded Mr. Ailes a FOX News Channel Bonus of $8.0 million in cash, reflecting FOX News Channel’s performance in fiscal 2011 which was at the highest end of the EBITDA range. Because of previous time-vested equity awards granted to Mr. Ailes and the additional

[1]

Total segment operating profit does not include: Impairment and restructuring charges, equity earnings of affiliates, interest expense, net, interest income, other, net, income tax expense and net income attributable to noncontrolling interests. The Company believes that information about total segment operating profit assists all users of the Company’s consolidated financial statements by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing insight into both operations and the other factors that affect reported results. For additional information, please see Note 19—Segment Information to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011.

stock award earned by Mr. Ailes as described below, the Compensation Committee determined that Mr. Ailes’s interests were sufficiently aligned with stockholders in the long-term and that there was already a significant retention feature in Mr. Ailes’s total compensation package, and therefore determined to pay Mr. Ailes’s FOX News Channel Bonus in cash.

Other Bonus Compensation

Pursuant to Mr. Ailes’s employment agreement, he is entitled to receive an annual bonus of at least $1,250,000 in cash for each fiscal year of the remaining term of such agreement. For fiscal 2011, the Compensation Committee awarded Mr. Ailes a fiscal 2011 bonus of $1,500,000. The amount of the award was determined by the Compensation Committee at its sole discretion and was based on the Compensation Committee’s assessment of Mr. Ailes’s overall performance including the exceptional leadership of the businesses over which he has responsibility and the superior financial results of those businesses in fiscal 2011. The award was not based on any previously established performance criteria.

In addition, pursuant to the terms of his employment agreement, Mr. Ailes is also entitled to receive an award of 250,000 shares of our Class A Common Stock when EBITDA of the Fox Business Channel is equal to or greater than $0 (the “Bonus Stock”). Accordingly, based on the achievement of this milestone for fiscal 2011, Mr. Ailes was awarded 250,000 shares of Class A Common Stock in fiscal 2012.

Fiscal 2012 Awards

Annual Bonus Compensation.  In August 2011, the Compensation Committee approved the following target and maximum Annual Bonus opportunities for each of Messrs. K.R. Murdoch, Carey, J.R. Murdoch and DeVoe for fiscal 2012:

Named Executive Officer	Fiscal 2012 Target Annual Bonus Opportunity	Fiscal 2012 Maximum Annual Bonus Opportunity
K. Rupert Murdoch	$12.5 million	$25.0 million
Chase Carey	$10.0 million	$20.0 million
James R. Murdoch	$6.0 million	$12.0 million
David F. DeVoe	$5.0 million	$10.0 million

The fiscal 2012 target and maximum Annual Bonus opportunities are unchanged from the respective fiscal 2011 amounts. Also in August 2011, the Compensation Committee determined the Annual Bonus Pool would be 3.0% of total segment operating profit for the Company for the fiscal year ending June 30, 2012, which would be allocated 40%, 35% and 25% to Messrs. K.R. Murdoch, Carey and J.R. Murdoch, respectively.

Performance-Based Long-Term Equity-Based Incentive Awards

The purpose of granting performance-based long-term equity-based awards to the named executive officers is to align further their compensation with the long-term performance of the Company and link the named executive officers’ interests directly to those of the Company’s stockholders. Beginning for the fiscal year ending June 30, 2011, in order to more fully align the executives’ interests with those of the Company’s stockholders and reward the executives for superior results, the Compensation Committee has designed a performance-based long-term equity-based incentive program and has approved the annual grant of PSUs that will have a three-year performance measurement period (the “PSU Bonus”). Each PSU represents the right to receive the U.S. dollar value of one share of Class A Common Stock in cash. The PSUs will be paid after the completion of the three-year performance period, based upon the following performance metrics that will be measured against targets established at the beginning of each performance period: (i) average annual adjusted earnings per share (“EPS”) growth; (ii) average annual adjusted free cash flow (“FCF”) growth; and (iii) the Company’s three-year total stockholder return (“TSR”) as measured against the three-year TSR of the companies that comprise the

Standard & Poor’s 500 Index (excluding financial and energy sector companies) (the “S&P 500”) (collectively, the “Performance Metrics”). The target weighting for the adjusted EPS growth, adjusted FCF growth and TSR performance metrics will be 40%, 40% and 20%, respectively. The PSUs will be awarded under the News Corporation 2005 Long-Term Incentive Plan, as amended (the “LTIP”).

Within 90 days of the beginning of each performance period, the Compensation Committee will establish for each of the Performance Metrics, performance ranges and payout ranges for the performance period. The Compensation Committee will also determine the target opportunity for each of Messrs. K.R. Murdoch, Carey, J.R. Murdoch and DeVoe for the performance period, expressed as a dollar value (the “PSU Target Value”), if the PSU Target Value is not set forth in an applicable agreement. The PSU Target Value will be converted into a target number of PSUs based on the average closing price of the Class A Common Stock for the 20 trading days ending on the June 30 of the prior fiscal year (the “PSU Target Number”).

Following the end of the performance period, the Compensation Committee will evaluate and certify the average year over year adjusted EPS growth and the average year over year adjusted FCF growth and the Company’s three-year relative TSR compared to the S&P 500 for each of the three Performance Metrics and determine the weighted payout (the “Final Performance Factor”); provided, however, the final payout cannot exceed 150% of the PSU Target Number and subject to the limitations set forth in the LTIP. Performance in a single year generally will not be indicative of the results for the entire performance period. Subject to the attainment of one or more of the Performance Metrics, at the end of the performance period, Messrs. K.R. Murdoch, Carey, J.R. Murdoch and DeVoe will be credited with a number of PSUs, which will be determined by multiplying the PSU Target Number by the Final Performance Factor (the “Final PSU Credits”). Messrs. K.R. Murdoch, Carey, J.R. Murdoch and DeVoe will each then receive a payment equal to the Final PSU Credits multiplied by the closing price of the Class A Common Stock on the last trading day immediately prior to the Payment Date, subject to the limitations set forth in the LTIP. The “Payment Date” shall be August 15 of the applicable year or the business day closest to August 15. Thus, the Final PSU Credits reflect, for Messrs. K.R. Murdoch, Carey, J.R. Murdoch and DeVoe, both Company performance and any change in the value of the Company’s Class A Common Stock over the three-year performance period.

For the fiscal 2011-2013 performance period, the Compensation Committee established the following PSU Target Value and corresponding target number of PSUs for each of Messrs. K.R. Murdoch, Carey, J.R. Murdoch and DeVoe:

Named Executive Officers	Fiscal 2011-2013 Performance Period Target PSU Bonus Opportunity ($ value)	Fiscal 2011-2013 Performance Period Target PSU Bonus Opportunity (number of PSUs)
K. Rupert Murdoch	$4.0 million	304,414
Chase Carey	$10.0 million	761,035
James R. Murdoch	$6.0 million	456,621
David F. DeVoe	$2.5 million	190,258

In connection with the Compensation Committee’s approval of the 2011 annual bonus and performance-based long-term equity-based incentive awards programs described above, in August 2010, the Company entered into letter agreements with each of Messrs. K.R. Murdoch, J.R. Murdoch and DeVoe to advise them of their eligibility to receive Annual Bonuses and PSUs beginning in fiscal 2011 and to provide for the terms and conditions applicable to such awards.

Fiscal 2012 Awards

Performance-Based Long-Term Equity-Based Incentive Awards.  For the fiscal 2012-2014 performance period, the Compensation Committee established the following PSU Target Value, which remains unchanged from fiscal 2011, and corresponding target number of PSUs for each of Messrs. K.R. Murdoch, Carey, DeVoe and J.R. Murdoch:

Named Executive Officers	Fiscal 2012-2014 Performance Period Target PSU Bonus Opportunity ($ value)	Fiscal 2012-2014 Performance Period Target PSU Bonus Opportunity (number of PSUs)
K. Rupert Murdoch	$4.0 million	239,664
Chase Carey	$10.0 million	599,161
James R. Murdoch	$6.0 million	359,496
David F. DeVoe	$2.5 million	149,790

Retirement Benefits

Our defined-benefit pension plans serve as an important retention tool. In addition to a broad-based, tax-qualified pension plan, we also administer the News America Incorporated Supplemental Executive Retirement Plan, or SERP, in which certain executives who will earn more than $245,000 in calendar 2011 are eligible to participate. The SERP increases the retirement benefits of its participants above the amounts available under our broad-based plan, as limited by the Internal Revenue Code. Generally, the compensation limit for the SERP is capped at $345,000 for calendar 2011. As an additional retention incentive, each of the named executive officers participates in the Company’s Individual Supplemental Employee Retirement Agreement Plan (“ISERA”), which provides enhanced benefits to certain of the Company’s executives. The ISERA compensation limit is $2.2 million for fiscal 2011. The ISERA also provides enhanced retirement health benefits to the participating executives and their spouses. The SERP and the ISERA are non-qualified plans for tax purposes and are funded using a grantor trust. The assets in the grantor trust are unsecured funds of the Company and could be used to satisfy the Company’s obligations in the event of bankruptcy or insolvency. For additional information on these arrangements and plans, please see the Pension Benefits Table and the Potential Payments Upon Termination Table, together with their accompanying footnotes, below.

Perquisites

Our named executive officers are provided with limited types of perquisites and other personal benefits that the Compensation Committee feels are reasonable and consistent with the Company’s overall compensation philosophy. Perquisites constitute a very small percentage of each of the named executive officer’s total compensation package. Some perquisites are intended to serve a specific business need for the benefit of the Company; however, it is understood that some may be used for personal reasons as well.

For safety and security reasons, all of the named executive officers are required to use the Company aircraft for all travel. We also provide automobiles for certain of our named executive officers. In addition, pursuant to the terms of Mr. Ailes’s negotiated employment agreement, we provide him personal security services in connection with his business responsibilities. The perquisites received by each named executive officer in fiscal 2011, as well as their incremental cost to the Company, are reported in the Summary Compensation Table and its accompanying footnotes below.

Severance and Change in Control Arrangements

The employment agreements of Messrs. Carey, DeVoe and Ailes contain negotiated severance provisions that provide benefits to these named executive officers upon their separation from the Company, which are more fully described in the section entitled “Potential Payments Upon Termination” below. None of the named executive officers’ employment agreements or arrangements contain provisions relating to a change in control of the Company.

Employment Agreement for Chase Carey

In connection with the Compensation Committee’s approval of the new annual bonus and performance-based long-term equity-based incentive awards programs described above, in August 2010, the Compensation Committee approved the Amended and Restated Employment Agreement, effective as of July 1, 2010 and expiring June 30, 2014, between News America Incorporated and Chase Carey (the “Carey Amended Agreement”). The Carey Amended Agreement reduces Mr. Carey’s annual base salary from $8.1 million to $4.05 million and provides that Mr. Carey is eligible to receive an Annual Bonus. The target amount for the Annual Bonus for each fiscal year of the term of the Carey Amended Agreement is not less than $10 million with a maximum performance opportunity of not less than $20 million, payable in cash. Mr. Carey is also eligible to receive PSUs, and the target value for the PSUs for each fiscal year of the term of the Carey Amended Agreement is $10 million with a PSU Maximum Opportunity as described above. The Carey Amended Agreement also provides for certain benefits in the event Mr. Carey’s employment is terminated prior to the end of the term of the agreement which are similar benefits as those provided in Mr. Carey’s prior agreement.

All other substantive terms of the Carey Amended Agreement remain unchanged from Mr. Carey’s prior agreement. For further discussion of the Carey Amended Agreement, please see the section entitled “Employment Agreements.”

Employment Agreement for David F. DeVoe

Mr. DeVoe was a party to an employment agreement with the Company, effective as of November 14, 2004 and amended December 16, 2008, that expired on November 14, 2009 (the “DeVoe Agreement”). In August 2010, the Compensation Committee approved an extension of the DeVoe Agreement, effective as of November 15, 2009 and expiring November 14, 2014. In connection with the extension of the DeVoe Agreement, Mr. DeVoe received a signing bonus of cash-settled RSUs with a value of $5 million based on the 20-trading day closing average of the Class A Common Stock through August 4, 2010, 25% of which vested on each of August 6, 2010 and November 15, 2010, and 25% of which will vest on each of November 15, 2011 and 2012. All other material terms of the DeVoe Agreement remain unchanged. The Compensation Committee approved the extension of the DeVoe Agreement based on the Company’s desire to provide an incentive to Mr. DeVoe to remain with the Company through November 2014. For further discussion of the DeVoe Agreement, please see the section entitled “Employment Agreements.”

Recoupment of Previously Paid Named Executive Officer Performance-Based Compensation

The Board of Directors has policies requiring the recoupment of performance-based compensation paid to the named executive officers in the event of certain financial restatements or of other bonus compensation in certain other instances. The policies require reimbursement, to the extent permitted by governing law and any employment arrangements entered into prior to the adoption of the policies.

Prohibition on Hedging of News Corporation Stock

The Company prohibits all directors and employees, including our named executive officers, from engaging in short sales of the Company’s securities and investing in Company-based derivative securities, including options, warrants, stock appreciation rights or similar rights whose value is derived from the value of an equity security, such as the Company’s common stock. This prohibition includes, but is not limited to, trading in Company-based put or call option contracts, trading in straddles and the like. However, holding and exercising stock options, restricted stock units or other derivative securities granted under the Company’s equity compensation plans is not prohibited.

Limitations on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally limits to $1 million the U.S. federal tax deductibility of compensation (including stock options and RSUs) paid in one year to the named executive officers (other than, pursuant to Internal Revenue Service pronouncements, Mr. DeVoe, our Chief Financial Officer). The deductibility of non-qualified deferred compensation paid to an executive officer when he is no longer subject to Section 162(m) is not subject to this limitation. Performance based compensation (including compensation paid in stock options or RSUs) is also subject to an exception under Section 162(m), provided such compensation meets certain requirements, including stockholder approval.

The Compensation Committee strives to provide the named executive officers with a compensation package that will preserve the deductibility of those packages for the Company to the extent reasonably practicable and to the extent consistent with its other compensation objectives. However, the Compensation Committee believes that stockholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in structuring compensation programs, even though those programs may result in certain non-deductible compensation expenses.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed it with the Company’s management. Based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011 and this proxy statement.

THE COMPENSATION COMMITTEE:

Andrew S.B. Knight (Chairman)

Viet Dinh

Sir Roderick I. Eddington

Thomas J. Perkins

John L. Thornton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of the following non-executive directors: Andrew S.B. Knight (Chairman), Viet Dinh, Sir Roderick I. Eddington, Thomas J. Perkins and John L. Thornton, all of whom the Board has determined are independent in accordance with NASDAQ listing rules. There are no interlocking relationships as defined in the applicable SEC rules.

RISKS RELATED TO COMPENSATION POLICIES AND PRACTICES

The Compensation Committee has been delegated the authority to oversee the risk assessment of the Company’s compensation policies and practices. At the direction of the Compensation Committee, members of senior management conducted the risk assessment. Such members gathered and reviewed information regarding pay practices and risk-mitigation factors within the Company’s principal business units and its corporate division. Following an analysis of the data with the Compensation Committee, the Compensation Committee does not believe there are any risks from the Company’s compensation policies and practices for its employees that are reasonably likely to have a material adverse effect on the Company. In addition, the Company’s compensation programs include sufficient risk mitigation features, such as significant management discretion and oversight, a balance of annual and long-term incentives for senior executives, the use of multiple performance metrics, and recoupment provisions for named executive officers’ bonus compensation in the event of certain financial restatements or certain other instances.

EXECUTIVE COMPENSATION

Summary Compensation Table for the Fiscal Year Ended June 30, 2011

The following table sets forth information with respect to total compensation for the fiscal years ended June 30, 2011, June 30, 2010 and June 30, 2009, respectively, for the Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers of the Company (collectively, the “named executive officers”) who served in such capacity on June 30, 2011.

Name and Principal Position	Fiscal Year	Salary (a)	Bonus (b)	Stock Awards (c)		Option Awards	Non-Equity Incentive Plan Compensation (d)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (e)	All Other Compensation (f)	Total
K. Rupert Murdoch	2011	$8,100,000	$12,500,000	$8,527,321	(g)	$-	$-	$3,857,000	$308,432	$33,292,753
Chairman and Chief Executive Officer	2010	$8,100,000	$-	$4,050,000		$-	$4,368,800	$5,910,000	$296,475	$22,725,275
	2009	$8,100,000	$-	$4,050,000		$-	$5,435,000	$4,237,000	$379,981	$22,201,981

Chase Carey	2011	$4,050,000	$10,000,000	$15,243,303	(g)	$-	$-	$788,000	$69,182	$30,150,485
Deputy Chairman, President and Chief Operating Officer	2010	$8,100,000	$15,000,000	$-		$-	$-	$2,906,000	$32,482	$26,038,482

James R. Murdoch	2011	$3,000,000	$6,000,000	$8,317,811	(g)	$-	$-	$379,000	$224,864	$17,921,675
Deputy Chief Operating Officer and Chairman and CEO, International	2010	$3,192,671	$1,700,000	$1,583,412		$-	$2,184,400	$1,454,000	$181,598	$10,296,081
	2009	$3,147,236	$1,573,618	$2,491,709		$-	$2,717,500	$167,000	$219,538	$10,316,601

David F. DeVoe	2011	$2,853,750	$5,000,000	$9,511,444	(g)	$-	$-	$668,000	$211,246	$18,244,440
Senior Executive Vice President and Chief Financial Officer	2010	$2,853,750	$-	$1,426,875		$-	$2,000,000	$661,000	$187,804	$7,129,429
	2009	$2,853,750	$-	$2,693,824		$-	$2,174,000	$783,000	$165,128	$8,669,702

Roger Ailes	2011	$5,000,000	$1,500,000	$-		$-	$8,000,000	$769,000	$281,924	$15,550,924
Chairman and Chief Executive Officer of FOX News Channel and FOX Business Network and Chairman of Fox Television Stations and Twentieth Television	2010	$5,000,000	$1,500,000	$-		$-	$6,500,000	$729,000	$229,577	$13,958,577
	2009	$5,000,000	$1,000,000	$2,823,331		$-	$5,500,000	$7,553,000	$232,499	$22,108,830

(a)	Mr. J.R. Murdoch’s base salary was paid in Euros. The U.S. dollar amounts presented are based on an average exchange rate of €1 to US$1.36 for the fiscal year ended June 30, 2011. The base salaries for Messrs. K.R. Murdoch, Carey, DeVoe and Ailes were paid in U.S. dollars.
(b)	The amounts set forth in the Bonus column for fiscal 2011 for Messrs. K.R. Murdoch, Carey, J.R. Murdoch and DeVoe represent the annual bonus compensation awarded under the new compensation framework adopted in fiscal 2011. In addition, for Mr. Carey, the amount set forth in the Bonus column for fiscal 2010 includes, pursuant to his employment agreement, a $10 million signing bonus paid in cash upon the commencement of his employment on July 1, 2009 and a minimum EPS bonus of $5 million payable in cash for the fiscal year ended June 30, 2010. For Mr. J.R. Murdoch, the amounts set forth in the Bonus column for fiscal 2010 and fiscal 2009 represent his divisional operating bonus, which was paid in Euros.
(c)	The amounts set forth in the Stock Awards column represent the aggregate grant date fair value of stock awards granted during the applicable fiscal year, including the Bonus Stock awards granted to Mr. Ailes for FOX Business Network milestones for fiscal 2009. All awards were computed in accordance with accounting guidance. Additionally, in connection with the extension of Mr. DeVoe’s employment agreement, he received in fiscal 2011 a signing bonus of cash-settled RSUs with a value of $5 million based on the 20-trading day closing average of the Class A Common Stock through August 4, 2010, 25% of which vested on each of August 6, 2010 and November 15, 2010, and 25% of which will vest on each of November 15, 2011 and 2012.
(d)	The amounts set forth in the Non-Equity Incentive Plan Compensation column represent the respective EPS Bonuses paid in cash to Messrs. K.R. Murdoch, J.R. Murdoch and DeVoe for fiscal 2010 and fiscal 2009, and the FOX News Channel Bonus paid to Mr. Ailes in the applicable fiscal years.
(e)	The values reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column are theoretical as these amounts are calculated pursuant to SEC requirements and are based on a retirement assumption of age 55 or current age, if later, and other assumptions used in preparing the Company’s audited consolidated financial statements for the fiscal years ended June 30, 2011 and June 30, 2010. The change in actuarial present value for each named executive officer’s accumulated pension benefits under the applicable Company pension plan(s) from year to year as reported in the Summary Compensation Table is subject to market volatility and may not represent, nor does it affect, the value that a named executive officer will actually accrue under the Company’s pension plans during any given fiscal year. The change in pension value in the fiscal year ended June 30, 2011 was due to additional service credit and interest. There were no above-market earnings or preferential earnings on any compensation that was deferred pursuant to a nonqualified deferred contribution plan or other basis that is not tax-qualified.

(f)	All Other Compensation paid in the fiscal year ended June 30, 2011 is calculated based on the incremental cost to the Company and is comprised of the following:

	K. Rupert Murdoch	Chase Carey	James R. Murdoch	David F. DeVoe	Roger Ailes(1)
Perquisites
Personal Use of Corporate Aircraft	$287,070	$60,607	$224,864	$174,121	$40,713
Personal Use of Corporate Car/Car Allowance	12,787	-	-	28,550	167,291
Personal Security	-	-	-	-	65,345
Company Contributions to 401(k) Plan	8,575	8,575	-	8,575	8,575

Total	$308,432	$69,182	$224,864	$211,246	$281,924

(1)	The Company provides security services to Mr. Ailes in connection with his business responsibilities. Although included in the amount of Mr. Ailes’s All Other Compensation, the Company considers the cost of the personal security to be a business expense and not a personal benefit to Mr. Ailes.

(g)	At the beginning of this fiscal year, in August 2010, the Company adopted the new performance-based long-term equity-based incentive program which prospectively replaced the previous program for granting long-term equity awards. Under the previous program, in accordance with past practice, the Company granted RSUs to the eligible named executive officers in August 2010 with respect to each named executive officer’s performance during the prior fiscal year (granted at the conclusion of the performance period) – the fiscal year ended June 30, 2010. Under the new program, the Company granted PSUs to the eligible named executive officers in August 2010 with payouts to be based on the Company’s performance in future fiscal years (granted at the beginning of the performance period) – the fiscal years ended June 30, 2011 through June 30, 2013. When adopting the new performance-based long-term equity-based incentive program, the Compensation Committee noted that in this transition year, the SEC’s disclosure rules would require that the Summary Compensation Table for fiscal year 2011 reflect these two equity grants in the same year – i.e. disclosure of the RSU grant made in respect of each named executive officer’s prior performance during fiscal 2010 as well as disclosure of the PSU grant made in August 2010 relating to the future performance period of fiscal 2011-2013. The Compensation Committee recognized that this presentation, while mandated under the SEC rules, would not reflect its compensation decisions for fiscal 2011. Therefore the Company has provided this Supplemental Table that excludes the effect of transitioning from the former long-term equity program that was in place until fiscal 2010 to the new performance-based long-term incentive program adopted at the beginning of fiscal 2011 and that reflects the Compensation Committee’s decisions for fiscal 2011. In addition, the Supplemental Table reports for fiscal 2011 a Bonus Stock award granted to Mr. Ailes in fiscal 2012 that was based on the achievement of a Fox Business Channel milestone in fiscal 2011. Although Mr. Ailes earned this award based on fiscal 2011 performance, SEC rules do not require disclosure of the award in the Summary Compensation Table for fiscal 2011. Consistent with its supplemental presentation of the awards to the other named executive officers as described in this footnote, the Company has included the Bonus Stock award granted to Mr. Ailes in the Supplemental Table below.

Supplemental Table for the Fiscal Year Ended June 30, 2011

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation	Total Direct Compensation
K. Rupert Murdoch Chairman and Chief Executive Officer	2011	$8,100,000	$12,500,000	$4,477,321	$-	$-	$25,077,321
Chase Carey Deputy Chairman, President and Chief Operating Officer	2011	$4,050,000	$10,000,000	$11,193,303	$-	$-	$25,243,303
James R. Murdoch Deputy Chief Operating Officer and Chairman and CEO, International	2011	$3,000,000	$6,000,000	$6,721,475	$-	$-	$15,721,475
David F. DeVoe Senior Executive Vice President and Chief Financial Officer	2011	$2,853,750	$5,000,000	$8,084,569	$-	$-	$15,938,319
Roger Ailes Chairman and Chief Executive Officer of FOX News Channel and FOX Business Network and Chairman of Fox Television Stations and Twentieth Television	2011	$5,000,000	$1,500,000	$4,057,500	$-	$8,000,000	$18,557,500

(1)	The amounts set forth in the Stock Awards column represent the aggregate grant date fair value of stock awards granted during fiscal 2011 excluding awards related to performance in fiscal 2010. This also includes the grant date fair value of the Bonus Stock award granted to Mr. Ailes in fiscal 2012 for FOX Business Network milestones achieved in fiscal 2011.

Grants of Plan-Based Awards during the Fiscal Year Ended June 30, 2011

The following table sets forth information with respect to grants of plan-based awards to the named executive officers during the fiscal year ended June 30, 2011.

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum
K. Rupert Murdoch
	08/02/2010(a)	30,441	304,414	457,000		n/a	n/a	$4,477,321
	08/04/2010(b)				309,160	n/a	n/a	$4,050,000

Chase Carey
	08/02/2010(a)	76,104	761,035	1,142,000		n/a	n/a	$11,193,303
	08/04/2010(b)				309,160	n/a	n/a	$4,050,000

James R. Murdoch
	08/02/2010(a)	45,662	456,621	685,000		n/a	n/a	$6,715,982
	08/04/2010(b)				121,857	n/a	n/a	$1,596,336
	10/13/2010(c)				193	n/a	n/a	$2,739
	04/20/2011(c)				159	n/a	n/a	$2,754

David F. DeVoe
	08/02/2010(a)	19,026	190,258	285,000		n/a	n/a	$2,798,315
	08/04/2010(b)				108,921	n/a	n/a	$1,426,875
	08/04/2010(d)				381,679	n/a	n/a	$5,286,254

Roger Ailes(e)		-	-	-	-	n/a	n/a	-

(a)	Reflects the right to receive the US Dollar value of one share of Class A Common Stock that may be earned upon vesting of PSUs granted in fiscal 2011, assuming the achievement of target and maximum performance levels (i.e., 100% and 150%, respectively, of the target PSUs) following the applicable performance period. See “Compensation Discussion and Analysis —Long-Term Equity-Based Incentive Awards” for a discussion of the performance measures for the PSUs.
(b)	Represents the fiscal 2010 cash-settled RSU awards made under the LTIP, which were granted in fiscal 2011. These awards vest in four equal annual installments beginning on August 15, 2010.
(c)	Represents cash-settled RSUs issued in satisfaction of dividends payable on the non-vested RSUs awarded for the applicable EPS Bonuses.
(d)	Represents cash-settled RSUs issued in connection with entering into a new employment agreement.
(e)	Mr. Ailes’s FOX News Channel Bonus is a non-equity incentive plan award. The threshold payout for fiscal 2011 is $4.5 million while the maximum payout for fiscal 2011 is $8 million. There is no target payout for this award. For further discussion on the FOX News Channel Bonus, see “Compensation Discussion and Analysis—Annual Bonus Compensation” above.

Employment Agreements

Summary of K. Rupert Murdoch’s Letter Agreement

In August 2010, the Company entered into a letter agreement with Mr. K.R. Murdoch to reflect his eligibility to receive an Annual Bonus and PSUs (the “KRM Letter Agreement”). The KRM Letter Agreement provides that, for fiscal 2011, Mr. K.R. Murdoch will be eligible to receive an Annual Bonus, the target amount of which shall be $12.5 million with a maximum performance opportunity of $25 million, as well as PSUs, the target amount of which shall be $4 million with a PSU Maximum Opportunity as described in the section entitled “Elements of Our Named Executive Officers’ Compensation Packages for Fiscal 2011” above.

For a discussion of the termination provisions relating to Mr. K.R. Murdoch’s Annual Bonus and PSUs, see “Potential Payment Upon Termination” below.

Summary of Chase Carey’s Employment Agreement

As discussed above, in August 2010, in connection with the Compensation Committee’s approval of the new long-term and annual incentive awards programs described in the section entitled “Elements of Our Named

Executive Officers’ Compensation Packages for Fiscal 2011” above, the Company and Mr. Carey entered into the Carey Amended Agreement, effective as of July 1, 2010. Pursuant to the terms of the Carey Amended Agreement, Mr. Carey receives a base salary of $4.05 million per year. In addition, Mr. Carey is eligible to receive an Annual Bonus, and the target amount for the Annual Bonus for each fiscal year of the term of the agreement shall be no less than $10 million with a maximum performance opportunity of no less than $20 million. Mr. Carey is eligible to receive PSUs, and the target amount for the PSUs for each fiscal year of the term of the agreement shall be no less than $10 million with a PSU Maximum Opportunity as described in the section entitled “Elements of Our Named Executive Officers’ Compensation Packages for Fiscal 2011” above.

During the term of the Carey Amended Agreement, Mr. Carey will participate in all of the Company’s pension and welfare plans, programs and benefits (including each retirement plan, the SERP, the ISERA, group life insurance, accident and death insurance, medical and dental insurance, sick leave and disability plan and any plan or program providing fringe benefits or perquisites) at the highest levels that are from time to time applicable to senior executives of the Company. Mr. Carey will also be entitled to participate, and the Company will pay for, such health and welfare benefits (including medical and dental, disability and life insurance and other similar benefit plans) presently in effect or to be adopted at the highest levels that are from time to time applicable to the highest paid group of senior executives of the Company for their lifetime so long as such benefits are not provided by another employer. Upon Mr. Carey’s death, Mr. Carey’s surviving spouse and eligible dependents will continue to be provided with Company health and welfare benefits under the same terms and conditions as are applicable to the highest level of senior executives of the Company. In addition, Mr. Carey will be provided with a car allowance and use of a corporate jet or charter jet for business and personal travel in accordance with Company guidelines.

The Carey Amended Agreement also provides for certain payments and benefits to Mr. Carey upon his separation from the Company. For a discussion of these provisions of the employment agreement, see “Potential Payment Upon Termination” below.

In addition, the Carey Amended Agreement provides Mr. Carey with reimbursement for reasonable legal fees and disbursements incurred by Mr. Carey in connection with the negotiation and preparation of the agreement, as well as those incurred in connection with any dispute over the good faith enforcement of his rights under such agreements.

Summary of James R. Murdoch’s Letter Agreement

In August 2010, the Company entered into a letter agreement with Mr. J.R. Murdoch to reflect his eligibility to receive an Annual Bonus and PSUs (the “JRM Letter Agreement”). The JRM Letter Agreement provides that, for fiscal 2011, Mr. J.R. Murdoch will be eligible to receive an Annual Bonus, the target amount of which shall be $6 million with a maximum performance opportunity of $12 million, as well as PSUs, the target amount of which shall be $6 million with a PSU Maximum Opportunity as described in the section entitled “Elements of Our Named Executive Officers’ Compensation Packages for Fiscal 2011” above.

For a discussion of the termination provisions relating to Mr. J.R. Murdoch’s Annual Bonus and PSUs, see “Potential Payment Upon Termination” below.

Summary of David F. DeVoe’s Employment Agreement and Letter Agreement

In March 2005, the Company and Mr. DeVoe entered into the DeVoe Agreement, pursuant to which Mr. DeVoe serves as the Company’s Senior Executive Vice President and Chief Financial Officer, as well as Senior Executive Vice President and Chief Financial Officer of both News America Incorporated (“NAI”) and Fox Entertainment Group, Inc. (“FEG”), each wholly-owned subsidiaries of the Company, and as a Director on the Boards of Directors of the Company, NAI and FEG. The employment agreement expired on November 14, 2009. In August 2010, the Compensation Committee approved the extension of the DeVoe Agreement, which is effective as of November 15, 2009 and extends the term of the DeVoe Agreement through November 14, 2014. In connection with the extension, Mr. DeVoe received a signing bonus of cash-settled RSUs with a value of $5 million based on the 20-trading day closing average of the Class A Common Stock through August 4, 2010, 25% of which vested on each of August 6, 2010 and November 15, 2010, and 25% will vest on each of November 15, 2011 and November 15, 2012.

Pursuant to the terms of the DeVoe Agreement, Mr. DeVoe receives a base salary at an annual rate of not less than $2,503,750 and is eligible to receive an annual bonus. Mr. DeVoe is entitled to participate in incentive or benefit plans or arrangements in effect or to be adopted by the Company applicable to senior executives of the Company, NAI or FEG, including any stock option or purchase plan, stock appreciation rights plan or any bonus or other incentive compensation plan and any profit sharing, pension, group medical, dental disability and life insurance or other similar benefits plan (collectively, the “Benefits”); however, any bonus or long-term incentive awards that Mr. DeVoe may be eligible to receive will be subject to the terms set forth in the DeVoe Letter Agreement (as defined below). In addition, Mr. DeVoe is provided with the use of an automobile, and the Company will pay for the insurance, maintenance and fuel for such automobile.

In August 2010, the Company entered into a letter agreement with Mr. DeVoe to reflect his eligibility to receive an Annual Bonus and PSUs (the “DeVoe Letter Agreement”). The DeVoe Letter Agreement provides that, for fiscal 2011, Mr. DeVoe will be eligible to receive an Annual Bonus, the target amount of which shall be $5 million with a maximum performance opportunity of $10 million, as well as PSUs, the target amount of which shall be $2.5 million with a PSU Maximum Opportunity as described in the section entitled “Elements of Our Named Executive Officers’ Compensation Packages for Fiscal 2011” above.

The DeVoe Agreement and the DeVoe Letter Agreement provide for certain payments and benefits upon Mr. DeVoe’s separation from the Company. For a discussion of these provisions of the employment agreement, see “Potential Payment Upon Termination” below.

Summary of Roger Ailes’s Employment Agreement

In November 2008, the Company and Mr. Roger Ailes entered into the Amended and Restated Employment Agreement. The term of this employment agreement is from November 20, 2008 to June 30, 2013. Under the terms of the Agreement, Mr. Ailes serves as Chairman and Chief Executive Officer of FOX News Channel and FOX Business Network, Chairman of Fox Television Stations and Twentieth Television, and Editor-in-Chief of FoxNews.com.

Pursuant to the terms of his employment agreement, Mr. Ailes is to receive a base salary at an annual rate of $5,000,000 and annual bonus of at least $1,000,000 for the fiscal years ending June 30, 2009 and June 30, 2010 and $1,250,000 for the fiscal years ending June 30, 2011, June 30, 2012 and June 30, 2013. Mr. Ailes is also eligible to receive an annual FOX News Channel Bonus. The FOX News Channel Bonus payable to Mr. Ailes in fiscal 2011 ranged from $0 to $8.0 million, with the high end of the range increasing each year up to $10 million in the final fiscal year of his employment agreement.

In addition, the employment agreement provides that Mr. Ailes is entitled to receive Bonus Stock upon the occurrence of each of the following events: (i) 250,000 shares when the EBITDA of the FOX Business Network is equal to or greater than breakeven and (ii) 350,000 shares when the EBITDA of the FOX Business Network is equal to or greater than $100,000,000.

Mr. Ailes’s employment agreement also provides that he is entitled to participate in any equity, profit-sharing, pension, group medical, dental, disability and life insurance and other similar benefit plans presently in effect or to be adopted by the Company that are applicable to the highest level of senior executives of the Company. In addition, Mr. Ailes is entitled to participate in, and the Company will pay for, group medical, dental, disability and life insurance and other similar benefit plans presently in effect or to be adopted by the Company that is applicable to the highest level of senior executives of the Company during his lifetime. Upon

Mr. Ailes’s death, Mr. Ailes’s surviving spouse and eligible dependents will continue to be provided with Company health and welfare benefits under the same terms and conditions as are applicable to the highest level of senior executives of the Company.

The employment agreement provides Mr. Ailes with the use of an automobile and driver, use of the Company jet or charter jet for business travel and security services for Mr. Ailes and his family.

Mr. Ailes’s employment agreement also provides for certain payments and benefits upon his separation from the Company. For a discussion of these provisions of the employment agreement, see “Potential Payments Upon Termination” below.

Outstanding Equity Awards at June 30, 2011

The following table sets forth information with respect to each of the named executive officer’s outstanding equity awards at June 30, 2011, which included vested stock options, vested SARs and unvested RSUs.

Name	Option Awards						Stock Awards
	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price(a)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(b)	Market Value of Shares or Units of Stock That Have Not Vested(c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(c)
K. Rupert Murdoch							513,073	$9,266,098	30,441	$549,764

Chase Carey							231,870	$4,187,572	76,104	$1,374,438

James R. Murdoch							189,723	$3,426,397	45,662	$824,656
	08/30/2001	80,000	-	-	$30.22	08/30/2011

David F. DeVoe							371,600	$6,711,096	19,026	$343,610
	08/30/2001	130,000	-	-	$30.22	08/30/2011
	08/11/2004	62,500	-	-	$15.20	08/11/2014

Roger Ailes
	12/03/2001	150,000	-	-	$27.03	12/03/2011
	08/14/2002	175,000	-	-	$17.28	08/14/2012
	08/11/2003	175,000	-	-	$21.30	08/11/2013				.

(a)	The exercise prices of all stock options and SARs issued prior to fiscal 2005 are denominated in Australian dollars. The U.S. dollar exercise price included in the above table is based on the exchange rate of A$1 to US$1.08 on July 1, 2011 and is subject to change as the exchange rate between the Australian dollar and the U.S. dollar fluctuates.
(b)	Represents unvested RSUs, which vest as follows:

Vesting Date	K. Rupert Murdoch	Chase Carey	James R. Murdoch	David F. DeVoe	Roger Ailes
08/15/2011	253,244	77,290	87,901	89,221	-
11/15/2011	-	-	-	95,420	-
08/15/2012	182,539	77,290	71,358	64,310	-
11/15/2012	-	-	-	95,419	-
08/15/2013	77,290	77,290	30,464	27,230	-

(c)	Calculated using closing price of the Class A Common Stock as reported on NASDAQ on July 1, 2011 of $18.06.

Options Exercised and Stock Vested during the Fiscal Year Ended June 30, 2011

The following table sets forth information with respect to the exercise of stock options and vesting of RSUs for each of the named executive officers during the fiscal year ended June 30, 2011.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
K. Rupert Murdoch	-	$-	299,817	$3,882,630
Chase Carey	-	$-	77,290	$1,000,906
James R. Murdoch	-	$-	294,634	$4,166,874
David F. DeVoe	-	$-	296,470	$4,106,463
Roger Ailes	-	$-	66,666	$863,325

Pension Benefits at June 30, 2011

The following table sets forth information with respect to each Company plan that provides payments in connection with retirement with respect to each of the named executive officers.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
K. Rupert Murdoch	Qualified Pension Plan(2)	59	$4,234,000	$564,690
	Individual Supplemental Executive Retirement Plan	59	62,043,000	-

			$66,277,000
Chase Carey(1)	Qualified Pension Plan(2)	20	$328,000	$-
	News America Incorporated Supplemental Executive Retirement Plan	20	139,000	-
	Individual Supplemental Executive Retirement Plan	22	15,723,000	-

			$16,190,000
James R. Murdoch	Qualified Pension Plan(2) (3)	8	$54,000	$-
	News America Incorporated Supplemental Executive Retirement Plan(3)	8	33,000	-
	Individual Supplemental Executive Retirement Plan	15	4,356,000	-

			$4,443,000
David F. DeVoe	Qualified Pension Plan(2)	28	$1,066,000	$-
	News America Incorporated Supplemental Executive Retirement Plan	28	499,000	-
	Individual Supplemental Executive Retirement Plan	28	13,849,000	-

			$15,414,000
Roger Ailes	Qualified Pension Plan(2)	15	$489,000	$-
	News America Incorporated Supplemental Executive Retirement Plan	15	239,000	-
	Individual Supplemental Executive Retirement Plan	15	8,861,000	-

			$9,589,000

(1)	If Mr. Carey’s employment is terminated by the Company without cause or by Mr. Carey with good reason, Mr. Carey is entitled to additional age and service credits when calculating his pension benefit. See “Description of Pension Benefits” below. The value of this benefit at June 30, 2011 is $2.2 million.
(2)	Qualified pension plan includes benefits earned under either the News America Incorporated Employees’ Pension and Retirement Plan or the Fox Pension Plan or a combination of these plans.
(3)	Mr. J. R. Murdoch did not receive additional credited service for the Qualified Pension Plan and the News America Incorporated Supplemental Executive Retirement Plan when he worked outside of the United States.

Description of Pension Benefits

The Company sponsors the News America Incorporated Employees’ Pension and Retirement Plan (the “Qualified Pension Plan”) which provides retirement benefits to each of the named executive officers and employees of certain U.S. subsidiaries. The Qualified Pension Plan is a broad-based, tax-qualified defined benefit plan for employees hired before January 1, 2008. Participation in the Qualified Pension Plan begins on January 1 or July 1 following the later of the date on which an eligible employee attains age 21 or completes one full year of service. Under the Qualified Pension Plan, participants become fully vested in their accrued benefit upon completion of five full years of service and are entitled to receive unreduced benefits upon retirement at age 65 or later. The benefit is paid in the form of a monthly annuity. The accrued benefit under the Qualified Pension Plan at normal retirement age for service after June 30, 1989 is equal to 1% of monthly compensation times years of service, plus 0.6% of average monthly compensation in excess of average covered compensation times years of service limited to 35 years (includes service prior to June 30, 1989 for limiting service). For service prior to June 30, 1989, the accrued benefit is the accrued benefit calculated under the prior plan formula and adjusted for the increase in average compensation. Average compensation is generally compensation reported on the participant’s W-2 form during the participant’s last 120 months of service, plus 401(k) plan or Section 125 deferrals, but does not include non-cash bonuses for any 60 consecutive months. The Company pays the entire cost of the benefits provided under the Qualified Pension Plan. Eligible compensation for purposes of the Qualified Pension Plan is limited by federal law.

In addition to the Qualified Pension Plan, the Company maintains the SERP, which provides benefits to employees who are participants in the Qualified Pension Plan but whose annual compensation exceeds the compensation limit of the Qualified Pension Plan ($245,000 in 2011). With the exception of Mr. K.R. Murdoch, each of the named executive officers participates in the SERP. The compensation limit for the SERP is capped at $100,000 in excess of the Qualified Pension Limit ($345,000 in 2011). The benefits of the SERP are calculated using the same formula as the Qualified Pension Plan. The SERP is a non-qualified plan for tax purposes and is funded using a grantor trust. The assets in the grantor trust are unsecured funds of the Company and could be used to satisfy the Company’s obligations in the event of bankruptcy or insolvency.

Each of the named executive officers also participate in the Company’s ISERA, which provides enhanced benefits to a select group of the Company’s top executives. The ISERA compensation limit is $2.2 million for fiscal 2011. The benefit provided under the ISERA is unreduced for early retirement beginning at age 55 and is paid as 100% joint and surviving spouse annuity. This benefit is indexed annually at retirement to account for inflation. The ISERA also provides retirement health and life insurance benefits to the participating executives and their spouses. The ISERA is a non-qualified plan for tax purposes and is funded using a grantor trust. The assets in the grantor trust are unsecured funds of the Company and could be used to satisfy the Company’s obligations in the event of bankruptcy or insolvency.

Messrs. Ailes and Carey have accrued benefits under the Fox Pension Plan which is another qualified pension plan. They accrued benefits under the Fox Pension Plan prior to participating under the Qualified Pension Plan. The Qualified Pension Plan counts Mr. Ailes’s and Mr. Carey’s service under the Fox Pension Plan. However, the benefit payable from the Qualified Pension Plan is reduced by Mr. Ailes’s and Mr. Carey’s accrued benefit under the Fox Pension Plan. Similar to the Qualified Pension Plan, the Fox Pension Plan is a broad-based, tax-qualified, defined benefit plan that provides retirement benefits to employees hired before January 1, 2008 of certain U.S. subsidiaries of the Company. Under the Fox Pension Plan, participants become fully vested in their accrued benefit upon completion of five years of service and are entitled to receive unreduced benefits upon retirement at age 65 or later. Participants retiring after age 55 with five years of service can receive an unreduced benefit at age 62. The benefit is paid in the form of a monthly annuity. The accrued benefit under the Fox Pension Plan at normal retirement age is equal to 1.2% of the final average compensation times years of service, plus 0.4% of final average compensation in excess of average wage base times years of service. Final average compensation is the highest base salary plus commission during the five calendar years in the ten most recent calendar years divided by the lesser of 60 or the participant’s months of credited service. The Company pays the entire cost of the benefits provided under the Fox Pension Plan. Eligible compensation for purposes of the Fox Pension Plan is limited by federal law.

Pursuant to the Carey Amended Agreement, Mr. Carey is entitled to additional pension benefits in the event of his termination by the Company without Cause or his resignation for Good Reason during the term of the applicable agreement. The additional pension benefit adds the greater of 36 months or the number of months remaining in the term of the applicable employment agreement to his age and service credit in calculating his pension benefit. For example, if this provision was triggered during the fiscal year ended on June 30, 2011, Mr. Carey would receive a pension that would include 36 additional months of age and service credit from the fiscal year-end trigger date. The additional pension would be paid as long as either Mr. Carey or his spouse are alive. The present value of this additional benefit as of June 30, 2011 is $2.2 million, determined using the same assumptions used to value the amount shown on the Pension Benefits Table above.

The material assumptions, except for assumed retirement age, used to quantify the present value of accumulated benefits for each named executive officer in the table above are set forth in Note 17 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011, including the discount rate of 5.75% and mortality assumption of RP 2000 projected to 2018. The assumed retirement age for Messrs. K.R. Murdoch, Carey, DeVoe and Ailes is their respective current age as they are each currently entitled to unreduced pension benefits under the ISERA. For Mr. J.R. Murdoch, the assumed retirement age is 55, the age he is entitled to receive unreduced benefits from the ISERA.

Potential Payments Upon Termination

As discussed under “Employment Arrangements” above, the employment agreements of each of Messrs. Carey, DeVoe and Ailes provide for certain payments and benefits upon their respective separation from the Company. In addition, the letter agreements of each of Messrs. K.R. Murdoch, J.R. Murdoch and DeVoe contain certain termination provisions relating to their Annual Bonuses and PSUs. These provisions are summarized below.

Chase Carey

If Mr. Carey’s employment is terminated during the term of the Carey Amended Agreement due to his death or Disability (as defined in the Carey Amended Agreement), Mr. Carey is entitled to receive:

(1)	his base salary accrued through the date of termination;
(2)	any Annual Bonus payable but not yet paid in respect of any fiscal year or other period ending prior to the date of termination;
(3)	SERP and ISERA benefits;
(4)	continued lifetime health and welfare benefits for Mr. Carey and his surviving spouse;
(5)	full acceleration and exercisability of any RSU awards granted to Mr. Carey in August 2010;
(6)	his base salary for the 24 month period after the date of termination;
(7)	a pro-rata portion of the Annual Bonus he would have earned for then-current fiscal year if such termination had not occurred, calculated based on the pre-determined target Annual Bonus amount established by the Compensation Committee at the beginning of such fiscal year; and
(8)	if such termination event occurs within the second or third fiscal year of any applicable performance period, the full value of any PSU Bonus calculated and paid at the end of the applicable performance period as if no termination occurred.

If Mr. Carey’s employment is terminated by the Company for Cause (as defined in the Carey Amended Agreement) or by Mr. Carey without Good Reason (as generally defined below), Mr. Carey is entitled to receive the benefits described in clauses (1) through (4) above, plus:

•

a pro-rata portion of the Annual Bonus he would have earned for the then-current fiscal year if such termination had not occurred, calculated based solely on the Compensation Committee’s assessment of the Company’s financial and operating performance as compared to the Company’s annual budget; and

•

if such termination event occurs within the second or third fiscal year of any applicable performance period, a pro-rata portion of any PSU Bonus he would have been entitled to receive, calculated and paid at the end of the applicable performance period.

If Mr. Carey’s employment is terminated during the term of the Carey Amended Agreement by the Company without Cause or by Mr. Carey with Good Reason, Mr. Carey is entitled to receive the benefits described in clauses (1), (2), (3), (5) and (8) above, plus:

•	a severance payment consisting of:

i.	a lump sum cash amount of $21.2 million if Mr. Carey’s employment is terminated on or prior to June 30, 2011;
ii.	a lump sum cash amount of $16.2 million plus an amount equal to the Annual Bonus he received for the fiscal year ended immediately prior to the date of termination if Mr. Carey’s employment is terminated on or after July 1, 2011 and prior to July 1, 2013; or
iii.	a lump sum cash amount of $8.1 million plus an amount equal to the Annual Bonus he received for the fiscal year ended immediately prior to the date of termination if Mr. Carey’s employment is terminated on or after July 1, 2013 and prior June 30, 2014.

•

a pro-rata portion of the Annual Bonus he would have earned for the then-current fiscal year if such termination had not occurred, calculated based solely on the Compensation Committee’s assessment of the Company’s financial and operating performance as compared to the Company’s annual budget; and

•

continued medical, disability, dental and life insurance coverage for Mr. Carey and his eligible dependents on the same basis as in effect immediately prior to his termination of employment though the third anniversary of the date of termination.

With respect to the PSU Bonus, in the event of any type of termination that occurs on or prior to the last day of the first fiscal year of any applicable performance period, the entire award will be forfeited. Any PSU Bonus granted to Mr. Carey more than one year prior to the expiration of the Carey Amended Agreement would be payable at the end of the applicable performance period.

In addition, the terms of the Carey Amended Agreement provide that if any payments or benefits to be made to Mr. Carey is deemed to constitute a “Parachute Payment” as defined under the Internal Revenue Code and Mr. Carey becomes subject to excise taxes for such payments or benefits, the Company will pay him a tax gross-up for those excise taxes.

Pursuant to the Carey Amended Agreement, “Good Reason” is defined to include, among other things:

•

the assignment of duties inconsistent with his positions, duties and status with the Company or any removal from or failure to elect or re-elect Mr. Carey to any position with the Company (including membership on the Board, but only to the extent that the Company does not use its best efforts to maintain Mr. Carey’s membership on the Board);

•	a reduction in base salary;
•	a material reduction in Mr. Carey’s benefits under any employee benefit plan, or any material reduction in fringe benefits and perquisites provided to Mr. Carey;
•	any relocation of Mr. Carey’s work location; and
•	any material breach by the Company of any provision of Mr. Carey’s employment agreement.

David F. DeVoe

Pursuant to the DeVoe Agreement and the DeVoe Letter Agreement, during any period that Mr. DeVoe fails to perform his duties as a result of Disability (as defined in the DeVoe Letter Agreement), Mr. DeVoe is entitled to:

•	continue to receive his full base salary during the period of disability;

•	the Benefits or payments on account of the Benefits until Mr. DeVoe returns to his duties or until Mr. DeVoe’s employment is terminated;
•	a minimum Annual Bonus equal to the average of the two immediately preceding annual bonuses paid to Mr. DeVoe;
•	any Annual Bonus payable but not yet paid in respect of any fiscal year prior to the date of termination;
•

a pro-rata portion of the Annual Bonus he would have earned for then-current fiscal year if such termination had not occurred, calculated based on the pre-determined target Annual Bonus amount established by the Compensation Committee at the beginning of such fiscal year; and

•

if such termination event occurs within the second or third fiscal year of any applicable performance period, the full value of any PSU Bonus calculated and paid at the end of the applicable performance period as if no termination occurred.

If Mr. DeVoe’s employment is terminated by reason of his death, the Company will pay directly to his surviving spouse or legal representative of his estate:

•	one year’s base salary;
•	for one year following the date of death, the Benefits or payments on account of the Benefits;
•	any amounts pursuant to any pension or employee benefit plan or life insurance policy then provided to Mr. DeVoe or maintained by the Company;
•	a minimum Annual Bonus equal to the average of the two immediately preceding annual bonuses paid to Mr. DeVoe;
•	any Annual Bonus payable but not yet paid in respect of any fiscal year prior to the date of termination;
•

a pro-rata portion of the Annual Bonus he would have earned for then-current fiscal year if such termination had not occurred, calculated based on the pre-determined target Annual Bonus amount established by the Compensation Committee at the beginning of such fiscal year; and

•

if such termination event occurs within the second or third fiscal year of any applicable performance period, the full value of any PSU Bonus calculated and paid at the end of the applicable performance period as if no termination occurred.

If Mr. DeVoe’s employment is terminated by the Company for Cause (as defined in the DeVoe Letter Agreement) or by Mr. DeVoe without Good Reason (as defined in the DeVoe Letter Agreement), Mr. DeVoe will be entitled to receive:

•	his full base salary through the date of termination;
•	the Benefits or payment on account of the Benefits through the date of termination;
•	any Annual Bonus payable but not yet paid in respect of any fiscal year prior to the date of termination;
•

the greater of (i) a pro-rata portion of the Annual Bonus he would have earned for the then-current fiscal year if such termination had not occurred, calculated based solely on the Compensation Committee’s assessment of the Company’s financial and operating performance as compared to the Company’s annual budget or (ii) a minimum Annual Bonus equal to the average of the two immediately preceding annual bonuses paid to Mr. DeVoe; and

•

if such termination event occurs within the second or third fiscal year of any applicable performance period, a pro-rata portion of any PSU Bonus he would have been entitled to receive, calculated and paid at the end of the applicable performance period.

If Mr. DeVoe’s employment is terminated by the Company without Cause or by Mr. DeVoe with Good Reason, Mr. DeVoe will be entitled to receive:

•	his full base salary through the term of the DeVoe Agreement;
•	the Benefits or payment on account of the Benefits through the term of the DeVoe Agreement;
•	any Annual Bonus payable but not yet paid in respect of any fiscal year prior to the date of termination;

•

for the year of termination, the greater of (i) a pro-rata portion of the Annual Bonus he would have earned for the then-current fiscal year if such termination had not occurred, calculated based solely on the Compensation Committee’s assessment of the Company’s financial and operating performance as compared to the Company’s annual budget or (ii) a minimum Annual Bonus equal to the average of the two immediately preceding annual bonuses paid to Mr. DeVoe to be paid for each year through the term of the DeVoe Agreement;

•

for each remaining year of the term of the DeVoe Agreement following the year of termination, a minimum Annual Bonus equal to the average of the two immediately preceding annual bonuses paid to Mr. DeVoe; and

•

if such termination event occurs within the second or third fiscal year of any applicable performance period, the full value of any PSU Bonus calculated and paid at the end of the applicable performance period as if no termination occurred.

In addition, the DeVoe Agreement provides that Mr. DeVoe will not be required to seek or accept other employment for the term of such agreement and any amounts earned from any other employment for the term of the agreement will not reduce or otherwise affect the payments due to Mr. DeVoe.

With respect to the PSU Bonus, in the event of any type of termination that occurs on or prior to the last day of the first fiscal year of any applicable performance period, the entire award will be forfeited.

The DeVoe Agreement provides that, if, in the future, the Company, NAI or FEG enters into agreements with their senior executives for the purpose of providing such executives with severance benefits in the event of a change of control of the Company, NAI or FEG, then the Company, NAI or FEG will enter into an agreement with Mr. DeVoe which affords him comparable benefits. To date, none of the Company, NAI or FEG has entered into such agreements.

Roger Ailes

Pursuant to his employment agreement, if Mr. Ailes’s employment is terminated by reason of his death, his estate or beneficiaries will be entitled to:

•	his base salary through the date of death;
•	the full minimum annual bonus for the fiscal year in which his death occurs and one-half of the minimum annual bonus for the next fiscal year;
•	the right to exercise any stock options, including any unvested stock options which will immediately vest as of the date of death, for a period of 12 months following the date of death;
•	payment of any unvested RSUs and Bonus Stock (as described in “Compensation Discussion and Analysis—Annual Performance-Based Compensation” above); and
•	any other or additional benefits, including SERP and ISERA payments, in accordance with applicable plans or programs of the Company.

If Mr. Ailes’s employment is terminated by reason of his disability, he will be entitled to the same benefits as he would receive in the event of his death as described above, plus;

•	his base salary through the one year anniversary of the date of termination; and
•

continued participation for life in medical, dental, hospitalization and life insurance coverage and in all other employee plans and programs in which he was participating on the date of termination in accordance with the terms of such plans.

If Mr. Ailes’s employment is terminated for cause (as defined in his employment agreement), Mr. Ailes will be entitled to:

•	his base salary through the date of termination; and
•	any other or additional benefits in accordance with applicable plans and programs of the Company.

If Mr. Ailes’s resigns for good reason (as defined in his employment agreement) or if Mr. Ailes’s employment is terminated other than for death, disability or cause, he will be entitled to:

•	his base salary plus the applicable minimum annual bonus for the period from the date of termination to the end of the original term of the employment agreement (discounted 8% per annum);

•	a payment equal to one-half of each of the high end target FOX News Channel Bonus payments for the period from the date of termination to the end of the original term of the employment agreement;
•	the right to exercise any stock options, including any unvested stock options which will immediately vest as of the date of termination, for a period of 12 months following the date of termination;
•	payment of any unvested RSUs and Bonus Stock; and
•	SERP and ISERA payments in accordance with the terms of those plans.

K. Rupert Murdoch and James R. Murdoch

Pursuant to the terms of the KRM Letter Agreement and JRM Letter Agreement, if the respective employment of Messrs. K.R. Murdoch or J.R. Murdoch is terminated due to death or Disability (as defined in the applicable letter agreement), they would respectively be entitled to receive:

•	any Annual Bonus payable but not yet paid in respect of any fiscal year prior to the date of termination;
•

a pro-rata portion of the Annual Bonus he would have earned for then-current fiscal year if such termination had not occurred, calculated based on the pre-determined target Annual Bonus amount established by the Compensation Committee at the beginning of such fiscal year; and

•

if such termination event occurs within the second or third fiscal year of any applicable performance period, the full value of any PSU Bonus calculated and paid at the end of the applicable performance period as if no termination occurred.

If Messrs. K.R. Murdoch or J.R. Murdoch’s employment is terminated for Cause (as defined in the applicable letter agreement), or in the case of Mr. J.R. Murdoch, without Good Reason (as defined in the applicable letter agreement), they would respectively be entitled to receive:

•	any Annual Bonus payable but not yet paid in respect of any fiscal year prior to the date of termination;
•

a pro-rata portion of the Annual Bonus he would have earned for the then-current fiscal year if such termination had not occurred, calculated based solely on the Compensation Committee’s assessment of the Company’s financial and operating performance as compared to the Company’s annual budget; and

•

if such termination event occurs within the second or third fiscal year of any applicable performance period, a pro-rata portion of any PSU Bonus he would have been entitled to receive, calculated and paid at the end of the applicable performance period.

If Messrs. K.R. Murdoch or J.R. Murdoch’s employment is terminated without Cause, Retirement (as defined in the applicable letter agreement), or in the case of Mr. J.R. Murdoch, with Good Reason, they would respectively be entitled to receive:

•	any Annual Bonus payable but not yet paid in respect of any fiscal year prior to the date of termination;
•

a pro-rata portion of the Annual Bonus he would have earned for the then-current fiscal year if such termination had not occurred, calculated based solely on the Compensation Committee’s assessment of the Company’s financial and operating performance as compared to the Company’s annual budget; and

•

if such termination event occurs within the second or third fiscal year of any applicable performance period, the full value of any PSU Bonus calculated and paid at the end of the applicable performance period as if no termination occurred.

With respect to the PSU Bonus, in the event of any type of termination that occurs on or prior to the last day of the first fiscal year of any applicable performance period, the entire award will be forfeited.

Quantification of Payments

The following table sets forth quantitative information with respect to potential payments to each of the named executive officers or their beneficiaries upon termination in various circumstances as described above, assuming termination on June 30, 2011. The amounts included in the table below do not include amounts otherwise due and owing to each applicable named executive officer, such as salary or annual bonus earned to date, or payments or benefits generally available to all salaried employees of the Company.

The amounts presented in the table below are in addition to each of the named executive officer’s vested pension benefits as of June 30, 2011 noted in the Pension Benefits Table above.

Name	Type of Termination
	Death	Disability	Retirement	By Company for Cause	By Company without Cause	By Executive with Good Reason	By Executive without Good Reason
K. Rupert Murdoch(a)
Health Benefits	$1,607,000	$1,607,000	$1,607,000	$1,607,000	$1,607,000	n/a	$1,607,000
Equity Awards	9,266,098	-	9,266,098	-	-		-

	$10,873,098	$1,607,000	$10,873,098	$1,607,000	$1,607,000		$1,607,000
Chase Carey(b)
Salary	$4,050,000	$4,050,000	$-	$-	$-	$-	$-
Bonus	-	-	-	-	-	-	-
Equity Awards	4,187,572	4,187,572	-	-	4,187,572	4,187,572	-
Health Benefits	1,020,000	1,020,000	1,020,000	1,020,000	1,020,000	1,020,000	1,020,000
Severance(c)	-	-	-	-	21,200,000	21,200,000	-

	$9,257,572	$9,257,572	$1,020,000	$1,020,000	$26,407,572	$26,407,572	$1,020,000
James R. Murdoch(a)
Equity Awards	$3,426,397	$-	$-	$-	$-	n/a	$-

David F. DeVoe
Salary	$2,853,750	$2,853,750	$-	$-	$-	$-	$-
Bonus	3,500,000	3,500,000	-	-	-	-	-
Equity Awards	6,711,096	6,711,096	6,711,096	-	6,711,096	6,711,096	-
Health Benefits	997,000	997,000	997,000	997,000	997,000	997,000	997,000
Severance	-	-	-	3,500,000	21,443,906	21,443,906	-

	$14,061,846	$14,061,846	$7,708,096	$4,497,000	$29,152,002	$29,152,002	$997,000
Roger Ailes
Salary	$-	$5,000,000	$-	$-	$-	$-	$-
Bonus	1,875,000	1,875,000	-	-	-	-	-
Equity Awards	-	-	-	-	-	-	-
Health Benefits	1,290,000	1,290,000	1,290,000	1,290,000	1,290,000	1,290,000	1,290,000
Severance	-	-	-	-	20,645,405	20,645,405	-

	$3,165,000	$8,165,000	$1,290,000	$1,290,000	$21,935,405	$21,935,405	$1,290,000

(a)	Messrs. K.R. Murdoch and J.R. Murdoch are not party to an employment agreement.
(b)	Under the terms of Mr. Carey’s employment agreement, if any payments or benefits to be made to Mr. Carey is deemed to constitute a “Parachute Payment” as defined under the Internal Revenue Code and results in the imposition of an excise tax, then, in addition to any other benefits to which Mr. Carey may be entitled, the Company is required to pay Mr. Carey an amount in cash equal to the sum of the excise taxes (and any associated interest and penalties) payable.
(c)	Represents amount Mr. Carey would be entitled to if his employment was terminated by the Company without cause or by Mr. Carey with good reason on June 30, 2011. For severance benefits following such date, please refer to the narrative section of “Potential Payments Upon Termination” above.

DIRECTOR COMPENSATION

Directors’ fees are not paid to Directors who are executives or employees of the Company (the “Executive Directors”) because the responsibilities of Board membership are considered in determining compensation paid as part of the executives’ normal employment conditions.

The basic fees payable to the Directors who are not executives of the Company (collectively, the “Non-Executive Directors”) are reviewed and recommended by the Compensation Committee of the Board (the “Compensation Committee”) and set by the Board. The Compensation Committee periodically reviews director compensation against the Company’s peers and other comparably sized Standard & Poor’s 500 companies and considers the appropriateness of the form and amount of director compensation and makes recommendations to the Board concerning director compensation with a view toward attracting and retaining qualified Directors. The Company believes that compensation for Non-Executive Directors should be competitive and fairly reflect the work and skills required for a company of News Corporation’s size and complexity. The Company also believes that Non-Executive Director compensation should include equity-based compensation in order to align Directors’ interests with the long-term interests of stockholders.

During fiscal 2011, the Non-Executive Directors were Messrs. Aznar, Barnes, Cowley, Dinh, Hurd, Knight, L.K. Murdoch, Perkins, Thornton, Sir Roderick Eddington and Ms. Bancroft. The annual retainers paid to Non-Executive Directors for service on the Board and its committees in the fiscal year ended June 30, 2011 is set forth in the table below.

Board and Committee Retainers for the Fiscal Year Ended June 30, 2011

Annual Cash Retainer	$100,000
Annual Deferred Stock Unit (“DSU”) Retainer	$130,000
Audit Committee Chair Annual Retainer	$27,000
Compensation Committee Chair Annual Retainer	$16,000
Nominating and Corporate Governance Committee Chair Annual Retainer	$16,000
Audit Committee Member Annual Retainer	$16,000
Compensation Committee Member Annual Retainer	$11,000
Nominating and Corporate Governance Committee Member Annual Retainer	$11,000

Effective as of July 1, 2011, the DSU portion of the Non-Executive Directors’ annual retainer was increased to $140,000.

The value of the Class A Common Stock underlying each DSU will be paid to the respective Non-Executive Director in cash at the market value of the Class A Common Stock on the fifth anniversary date of when it was credited to that Director’s account, unless that Director leaves the Board before that date. Upon a Non-Executive Director’s end of service on the Board, such Director will be paid in cash the value of the shares of Class A Common Stock credited to his or her account at the market value of those shares of Class A Common Stock as of the date of the Director’s end of service.

In addition, all Non-Executive Directors are reimbursed for reasonable travel and other out-of-pocket business expenses incurred in connection with attendance at meetings of the Board and its committees.

The table below shows the total compensation paid during the fiscal year ended June 30, 2011 by the Company to each of the Directors who are not named executive officers:

Director Compensation for the Fiscal Year Ended June 30, 2011

Director	Fees Earned or Paid in Cash ($)		Stock Awards(a)		Option Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings(b)	All Other Compensation	Total
José María Aznar	$100,000		$130,000		n/a	n/a	n/a	$230,000
Natalie Bancroft	$100,000		$130,000		n/a	n/a	n/a	$230,000
Peter L. Barnes	$116,000		$130,000		n/a	n/a	n/a	$246,000
Kenneth E. Cowley AO	$111,000		$130,000		n/a	n/a	n/a	$241,000
Viet Dinh	$138,000		$130,000		n/a	n/a	n/a	$268,000
Sir Roderick I. Eddington	$154,000		$130,000		n/a	n/a	n/a	$284,000
Mark Hurd(c)	$32,376		$37,917		n/a	n/a	n/a	$70,293
Joel Klein(d)	n/a		$-		n/a	n/a	$ 3,000,000(e)	$3,000,000
Andrew S.B. Knight	$162,072	(f)	$130,000		n/a	n/a	n/a	$292,072
Lachlan K. Murdoch	$100,000		$130,000		n/a	$274,000	n/a	$504,000
Thomas J. Perkins	$138,000		$130,000		n/a	n/a	n/a	$268,000
Arthur M. Siskind	n/a		$1,200,000	(g)	n/a	$773,000	$ 1,349,454(h)	$3,322,454
John L. Thornton	$122,000		$130,000		n/a	n/a	n/a	$252,000

(a)	The amounts set forth in the Stock Awards column represent the aggregate grant date fair value of stock awards granted during the fiscal year ended June 30, 2011.
(b)	Certain Directors were previously employees of the Company and have vested pension benefits due to them. The values reported are theoretical as those amounts are calculated pursuant to SEC requirements and are based on a retirement assumption of age 55 or current age, if later, and other assumptions used in preparing the Company’s audited consolidated financial statements for the fiscal years ended June 30, 2010 and June 30, 2011. The amounts shown represent the increase in the present value of accumulated benefits due to additional service credit and interest.
(c)	Mr. Hurd ceased to be a director of the Company on October 15, 2010.
(d)	Mr. Klein’s appointment to the Board was effective as of January 3, 2011. Mr. Klein does not receive any additional compensation for his service as a member of the Board.
(e)	Includes a pro-rated salary of $1,000,000 paid and a signing bonus of $1,000,000 and an annual bonus for fiscal 2011 of $1,000,000 awarded to Mr. Klein for service as Executive Vice President, Office of the Chairman and Chief Executive Officer, Education Division of the Company.
(f)	Includes £12,000 (US$19,072) paid to Mr. Knight for his service on the board of directors of Times Newspapers Holdings Limited, a subsidiary of the Company. The U.S. dollar amount presented is based on an average exchange rate of £1 to US$1.59 for the fiscal year ended June 30, 2011.
(g)	Represents stock awards granted to Mr. Siskind for service as Senior Advisor to the Chairman of the Company. Mr. Siskind does not receive any additional compensation for his service as a member of the Board.
(h)	Includes $1,200,000 paid to Mr. Siskind for service as Senior Advisor to the Chairman of the Company, the Company’s contributions to Mr. Siskind’s 401(k) plan in the amount of $8,575, and, pursuant to Mr. Siskind’s employment agreement, Company contributions to a non-qualified deferred compensation account in the amount of $120,201 and car-related expenses in the amount of $20,678.

Mr. Stanley S. Shuman, who served as a Director from 1982 to 2005, was named Director Emeritus in 2005. Mr. Shuman receives the same director fees as other Non-Executive Directors, and may attend Board and committee meetings but may not vote on Board or committee matters.

The following table sets forth information with respect to the aggregate outstanding equity awards at June 30, 2011 of each of the Directors who were Directors as of June 30, 2011 and who are not named executive officers, which include deferred stock units, vested and unexercised stock options, vested stock appreciation rights and unvested RSUs.

	Option Awards		Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Number of Shares or Units of Stock That Have Not Vested
José María Aznar	-	-	41,102
Natalie Bancroft	-	-	34,135
Peter L. Barnes	-	-	41,102
Kenneth E. Cowley	6,000	-	41,102
Viet Dinh	-	-	41,102
Sir Roderick I. Eddington	12,000	-	41,102
Joel Klein	-	-	-
Andrew S.B. Knight	12,000	-	41,102
Lachlan K. Murdoch	675,000	-	41,102
Thomas J. Perkins	12,000	-	41,102
Arthur M. Siskind	500,000	-	139,801
John L. Thornton	-	-	41,102

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act or the Exchange Act or incorporated by reference in any document so filed.

In accordance with its written charter, the Audit Committee assists the Board in its oversight of (i) the integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s corporate auditors and corporate audit function, (iii) the Company’s compliance with legal and regulatory requirements involving financial, accounting and internal control matters, (iv) investigations into complaints concerning financial matters, (v) risks that may have a significant impact on the Company’s financial statements and (vi) the review, approval and ratification of transactions with related parties. The Audit Committee provides an avenue of communication among management, the independent registered public accounting firm, the corporate auditors and the Board. Management has the primary responsibility for the preparation of the Company’s financial statements and the reporting process, including the system of internal control over financial reporting. The independent registered public accounting firm has the responsibility for the audit of those financial statements and internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

In discharging its oversight responsibility as to the audit process, the Audit Committee (i) obtained from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and the Company that might bear on the independent registered public accounting firm’s independence and affirming its independence consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, (ii) discussed with the independent registered public accounting firm, which documented the discussion, any relationships that may impact the firm’s objectivity and independence, and (iii) considered whether the non-audit services provided to the Company by E&Y are compatible with maintaining the accountants’ independence. The Audit Committee reviewed with both the independent registered public accounting firm and the corporate auditors their identification of audit risks, audit plans and audit scope. The Audit Committee discussed with management, the independent registered public accounting firm and the corporate auditors the corporate audit function’s organization, responsibilities, budget and staffing.

The Audit Committee also discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 114, “The Auditor’s Communication With Those Charged With Governance.” The Audit Committee met with each of the independent registered public accounting firm and the corporate auditors, both with management present and in private sessions without management present, to discuss and review the results of the independent registered public accounting firm’s audit of the financial statements, including the independent registered public accounting firm’s evaluation of the accounting principles, practices and judgments applied by management, the results of the corporate audit activities and the quality and adequacy of the Company’s internal controls.

The Audit Committee discussed the interim financial information contained in each of the quarterly earnings announcements with Company management and the independent registered public accounting firm. The Audit Committee also reviewed the audited financial statements of the Company as of and for the fiscal year ended June 30, 2011 with management and the independent registered public accounting firm.

At three of its meetings during fiscal year 2011 and one meeting during fiscal year 2012, the Audit Committee met with members of management, the independent registered public accounting firm and the corporate auditors to review the fiscal 2011 certifications provided by the Chief Executive Officer and the Chief

Financial Officer under the Sarbanes-Oxley Act, the respective rules and regulations of the SEC and the overall certification process. At these meetings, management reviewed with the Committee each of the Sarbanes-Oxley Act certification requirements including whether there were any (i) significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

Based on the above-mentioned review and discussions with management, the independent registered public accounting firm and the corporate auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2011, for filing with the SEC. The Audit Committee also recommended the reappointment, subject to stockholder ratification, of E&Y as the Company’s independent registered public accounting firm, and the Board concurred in such recommendation.

THE AUDIT COMMITTEE:

Sir Roderick I. Eddington (Chairman)

Peter Barnes

Andrew S.B. Knight

Thomas J. Perkins

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Arrangements between News Corporation and Certain Stockholders or Stockholder-Related Entities

In May 2010, the Company invested approximately $70 million for a 9.09% interest in Rotana Holding FZ-LLC (“Rotana”), a diversified media company in the Middle East. Rotana is controlled by HRH Prince Alwaleed Bin Talal Bin Abdulaziz Alsaud, who is a more than 5% stockholder of the Company. The Company has an option to increase its stake in Rotana to 18.18% which expires in November 2011. In May 2011, the Company exercised half of this option and paid $35 million, increasing its ownership in Rotana to approximately 15%. The Company can purchase the remaining additional interest for $35 million through November 2012. The Company also has an option to sell its interest in Rotana in February 2015 at the higher of the price per share based on a bona fide sale offer or the original subscription price.

In April 2008, the Company entered into a ten-year arrangement with Rotana Media Services, a subsidiary of Rotana, to license two English-language, free-to-air general entertainment channels from the Company for distribution in the Middle East.

Arrangements between News Corporation and Directors or Director-Related Persons or Entities

Directors of News Corporation and directors of its related parties, or their director-related entities, conduct transactions with subsidiaries of News Corporation that occur within a normal employee, customer or supplier relationship on terms and conditions that are believed to be no more favorable than those with which it is reasonable to expect the entity would have adopted if dealing with the director or director-related entity at arm’s length in similar circumstances.

Ms. Natalie Bancroft was appointed as a Director pursuant to the terms of the Agreement and Plan of Merger, dated July 31, 2007, by and among the Company, Ruby Newco LLC, a wholly-owned subsidiary of the Company, Dow Jones & Company, Inc. and Merger Sub Corporation, as amended (the “Dow Jones Merger Agreement”), whereby the Board agreed to take all requisite action to cause a member of the Bancroft family or another mutually agreed upon individual to become a member of the Board. In connection with the Dow Jones Merger Agreement, the Company also entered into a ten year voting and support agreement with certain members of the Bancroft family and trustees of trusts for their benefit. This voting and support agreement specified the procedures for the nomination of appointment and the election of a Bancroft family member to a seat on the Board. In addition, Mr. K.R. Murdoch and the Murdoch Family Trust have entered into a separate letter agreement with the Company obligating them, for a period of ten years expiring in 2018, to vote in favor of the election of the initial Bancroft director and any successor Bancroft director to the Board in accordance with the terms of the voting and support agreement at any meeting of the Company’s stockholders at which the initial Bancroft director or any successor stands for election.

Mrs. Wendi Murdoch, the wife of Mr. K.R. Murdoch, the Company’s Chairman and CEO, is a Director of Myspace China Holdings Limited (“Myspace China”), a joint venture in which the Company owns an approximate 51.5% interest on a fully diluted basis, which licenses the technology and brand to the local company in China that operates the Myspace China website. Similar to other Directors of Myspace China, Mrs. Murdoch received options over 2.5% of the fully diluted shares of Myspace China that vest over four years under the Myspace China Option Plan.

Through April 5, 2011, Shine Limited, an international television production group, was controlled by Ms. Elisabeth Murdoch, a daughter of Mr. K.R. Murdoch and sister of Messrs. Lachlan and J.R. Murdoch. On April 5, 2011, the Company completed the acquisition of Shine Limited for which the Shine Limited shareholders received approximately £290 million (approximately $480 million) in aggregate proceeds, of which approximately $60 million has been set aside in escrow to satisfy any indemnification obligations. The total consideration for this acquisition also included the repayment of Shine Limited’s outstanding debt of approximately $135 million and net liabilities assumed. Ms. Elisabeth Murdoch, Chairman and Chief Executive Officer of Shine Limited, received approximately £131 million (approximately $214 million) in cash at closing in consideration for her majority ownership interest in Shine Limited, and is entitled to her proportionate share of amounts that are released from escrow. Ms. Elisabeth Murdoch continues to serve as Chairman and Chief Executive Officer of Shine Limited, a subsidiary of the Company, and receives a salary of $1.7 million per year. Prior to the Company’s acquisition of Shine Limited, through the normal course of business, certain subsidiaries of the Company had entered into various production and distribution arrangements with Shine Limited. Pursuant to these arrangements, the Company paid Shine Limited an aggregate of approximately $4.1 million in the fiscal year ended June 30, 2011.

Freud Communications, which is controlled by Matthew Freud, Mr. K.R. Murdoch’s son-in-law, provided external support to the press and publicity activities of the Company during fiscal 2011. The fees paid by the Company to Freud Communications were approximately $202,000 for the fiscal year ended June 30, 2011.

Mrs. Prudence MacLeod is the daughter of Mr. K.R. Murdoch and is a member of the Board of Directors of Advertiser Newspapers, a subsidiary of the Company, and a member of the Board of Directors of Times Newspapers Holding Limited, a subsidiary of the Company. She receives customary director fees for such services. Mr. David F. DeVoe Jr. is the son of Mr. David F. DeVoe, a Director and Chief Financial Officer of the Company, and is a salaried employee of News America Incorporated, a subsidiary of the Company.

The Company acquired an approximate 23% equity stake in Beyond Oblivion, a digital music start-up company, for approximately $9.2 million in April 2010. In April 2010, Mr. Stanley Shuman, Director Emeritus, had an approximate 18% interest in Beyond Oblivion. Mr. Shuman also serves as a member of its board of directors. Mr. Shuman does not receive compensation for his Beyond Oblivion board service. In fiscal 2011, the Company contributed an additional $2 million to Beyond Oblivion. As of June 30, 2011, the Company and Mr. Shuman own approximately 20% and 14%, respectively, of Beyond Oblivion.

Mr. Stanley Shuman, Director Emeritus, and Mr. Kenneth Siskind, son of Mr. Arthur M. Siskind who is a Director and Senior Advisor to the Chairman, are Managing Directors of Allen & Company LLC, a United States-based investment bank, which provided investment advisory services to the Company during the fiscal year ended June 30, 2011 related to the sale of the Fox Mobile Group and Myspace. The fees paid by the Company to Allen & Company were approximately $13.6 million for services provided in the fiscal year ended June 30, 2011.

Policy for Evaluating Related Party Transactions

The Audit Committee has established procedures for the review, approval or ratification of related party transactions. Pursuant to these procedures, the Audit Committee reviews and approves (i) all related party transactions when and if required to do so by applicable rules and regulations, (ii) all transactions between the Company or any of its subsidiaries and any of the Company’s executive officers, directors, director nominees, directors emeritus or any of their immediate family members and (iii) all transactions between the Company or any of its subsidiaries and any security holder who is known by the Company to own of record or beneficially more than five percent of any class of the Company’s voting securities, other than transactions that (a) have an aggregate dollar amount or value of less than $120,000 (either individually or in combination with a series of related transactions) and (b) are made in the ordinary course of business of the Company or its subsidiary, as applicable, and such related party.

During fiscal 2011, all of the transactions described in this section that were subject to the Audit Committee’s policies and procedures described above were reviewed and approved or ratified by the Audit Committee or the Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s Directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the SEC and NASDAQ. Directors, officers and beneficial owners of more than 10% of the Common Stock are required by the SEC to furnish the Company with copies of the reports they file.

We believe that all of our current and former Directors and executive officers reported on a timely basis all transactions required to be reported by Section 16(a) during the fiscal year ended June 30, 2011.

ANNUAL REPORT ON FORM 10-K

The Company filed its Annual Report on Form 10-K for the year ended June 30, 2011 with the SEC on August 15, 2011. The Annual Report on Form 10-K, including all exhibits, can also be found on the Company’s website: www.newscorp.com and can be downloaded free of charge. Paper copies of the Annual Report on Form 10-K may be obtained without charge from the Company, and paper copies of exhibits to the Annual Report on Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Stockholders may make requests in writing to the attention of the Company’s Investor Relations Office by mail at News Corporation, 1211 Avenue of the Americas, New York, New York 10036, by telephone at (212) 852-7059 or by email at investor@newscorp.com.

2012 ANNUAL MEETING OF STOCKHOLDERS

If you wish to submit a proposal to be presented at the 2012 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act, your proposal must be received in writing by the Corporate Secretary of the Company at the principal executive offices at News Corporation, 1211 Avenue of the Americas, New York, New York 10036 no later than May 5, 2012 and must otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2012 proxy statement and proxy.

In order for proposals of stockholders made outside the processes of Rule 14a-8 under the Exchange Act to be considered “timely” for purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received by the Company at its principal executive offices not later than July 23, 2012. Additionally, stockholder proposals made outside the processes of Rule 14a-8 under the Exchange Act must be received at the Company’s principal executive offices, in accordance with the requirements of the By-laws between June 23, 2012 and July 23, 2012; provided, however, that in the event that the 2012 Annual Meeting of Stockholders is called for a date that is more than 30 days before or more than 70 days after the anniversary date of the 2011 Annual Meeting of Stockholders, notice by stockholders in order to be timely must be delivered not earlier than the close of business on the 120th day prior to the date of the 2012 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the date of the 2012 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2012 Annual Meeting of Stockholders is made. Stockholders are advised to review the By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

ADDITIONAL INFORMATION

In an effort to reduce the amount of paper mailed to stockholders’ homes and to help lower the Company’s printing and postage costs, stockholders can elect to receive future News Corporation proxy statements, annual reports and related materials electronically instead of by mail. The Company highly recommends that you consider electronic delivery of these documents. If you are interested in participating in this electronic delivery program, you should select the “Enrollment for Electronic Delivery of Stockholder Materials” link in the “Investor Relations” section of the Company’s website at www.newscorp.com. You may resume receiving copies of these documents by mail at any time by selecting the appropriate stockholder link on this enrollment page and canceling your participation in this program.

OTHER MATTERS

The Company has received notice from a stockholder of an intent to propose a resolution at the Annual Meeting requesting that the Board require the Chair of the Board to be an independent member of the Board. The Board knows of no other matters that will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote the shares to which the proxy relates in accordance with their best judgment as determined in their sole discretion.

By Order of the Board of Directors

Janet L. Nova

Senior Vice President and

Interim Group General Counsel

New York, NY

September 2, 2011

YOUR VOTE IS IMPORTANT. THEREFORE, PLEASE PROMPTLY VOTE YOUR SHARES BY TELEPHONE OR INTERNET, OR IF YOU HAVE REQUESTED A PAPER PROXY CARD, BY COMPLETING, SIGNING AND DATING THE PROXY CARD AND RETURNING IT IN THE ENVELOPE PROVIDED.

Appendix A

News Corporation

1211 AVENUE OF THE AMERICAS NEW YORK, NY 10036

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by News Corporation in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to News Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M38065-P16008-Z56348 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

NEWS CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

For Against Abstain

1. Proposal to elect 15 directors

1a. José María Aznar

1b. Natalie Bancroft

1c. Peter L. Barnes

1d. James W. Breyer

1e. Chase Carey

1f. David F. DeVoe

1g. Viet Dinh

1h. Sir Roderick I. Eddington

1i. Joel I. Klein

1j. Andrew S. B. Knight

1k. James R. Murdoch

1l. K. Rupert Murdoch

1m. Lachlan K. Murdoch

Signature [PLEASE SIGN WITHIN BOX] Date

For Against Abstain

1n. Arthur M. Siskind

1o. John L. Thornton

2. Proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012.

3. Advisory Vote on Executive Compensation.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE 1 YEAR ON PROPOSAL 4:

1 Year 2 Years 3 Years Abstain

4. Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation.

Other Matters: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

NOTE: This Proxy must be signed exactly as your name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature (Joint Owners) Date

NEWS CORPORATION 2011 ANNUAL MEETING OF STOCKHOLDERS

Complimentary parking for the Annual Meeting will be at the Century Park West Parking Structure. NO ATTENDEE ENTRY OR PARKING WILL BE PERMITTED AT FOX STUDIOS.

Shuttle transportation to and from the Annual Meeting will be provided from the Century Park West Parking Structure. YOU CAN ONLY ENTER THE ANNUAL MEETING BY TAKING THE SHUTTLE AT THE LOCATION MARKED ON THE MAP.

News Corporation

DIRECTIONS TO CENTURY PARK WEST PARKING STRUCTURE

From LAX

Take San Diego Freeway (Interstate 405) North and exit at Santa Monica Boulevard. Turn right onto Santa Monica Boulevard, proceed 2 miles, and turn right onto Avenue of the Stars. Follow map to Parking Structure and Shuttle Point.

From East

Take Interstate 10 West past downtown Los Angeles. Exit at Overland Avenue and turn right. Proceed 1 mile to Pico Boulevard and turn right. Proceed 1 mile to Avenue of the Stars and turn left. Follow map to Parking Structure and Shuttle Point.

From North

Take Highway 101 South to I-405 South. Exit I-405 onto Santa Monica Boulevard and turn left. Turn right onto Avenue of the Stars. Follow map to Parking Structure and Shuttle Point.

From South

Take Interstate 5 North to I-405. Follow I-405 North to Santa Monica Boulevard and turn right. Proceed 2 miles to Avenue of the Stars and turn right. Follow map to Parking Structure and Shuttle Point.

CENTURY PARK WEST PARKING STRUCTURE 2030 CENTURY PARK WEST LOS ANGELES, CA 90067

If you plan to attend the Annual Meeting on October 21, 2011, you must request an admission ticket in advance following the instructions set forth in the Proxy Statement.

Requests for admission tickets will be processed in the order in which they are received and must be requested no later than October 17, 2011. On the day of the Annual Meeting, each stockholder will be required to present a valid picture identification such as a driver’s license or passport with their admission ticket. Seating will begin at 9:00 a.m. Pacific time and the Annual Meeting will begin at 10:00 a.m. Pacific time. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M38066-P16008-Z56348

FORM OF PROXY

IMPORTANT NOTICE TO STOCKHOLDERS of News Corporation The Annual Meeting of Stockholders will be held at the Zanuck Theatre at Fox Studios 10201 West Pico Boulevard Los Angeles, California 90035 on October 21, 2011 10:00 a.m. Pacific Time

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NEWS CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS OCTOBER 21, 2011

The undersigned, a stockholder of News Corporation, a Delaware corporation (the “Company”), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement, a copy of the Company’s Annual Report, and revoking any proxy previously given, hereby constitutes and appoints Messrs. K. Rupert Murdoch, Chase Carey and David F. DeVoe and each of them his or her true and lawful agents and proxies with full power of substitution in each to vote the shares of Class B common stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on October 21, 2011 at 10:00 a.m. Pacific Time at the Zanuck Theatre at Fox Studios, 10201 West Pico Boulevard, Los Angeles, California 90035.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3 AND “1 YEAR” FOR PROPOSAL 4. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSONS AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. FORM OF PROXY

(continued and to be signed on the other side)